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As filed with the Securities and Exchange Commission on June 28, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KKR FINANCIAL HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-3801844 (I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California 94104
(415) 315-3620
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Nicole J. Macarchuk
General Counsel and Secretary
KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104
(415) 315-3620
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Shares

Preferred Shares

Depositary Shares(3)

Warrants to purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities

Subscription Rights to purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities

Debt Securities

Purchase Contracts

Purchase Units

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(2)
Pursuant to Rules 456(b) and 457(r), the registrant elects to defer payment of all of the registration fees.

(3)
The depositary shares will represent fractional or multiple interests in our preferred shares, will be issued under one or more deposit agreements and will be evidenced by depositary receipts.

PROSPECTUS

KKR Financial Holdings LLC

Common Shares
Preferred Shares
Depositary Shares
Warrants to Purchase Common Shares, Preferred Shares, Depositary Shares
or Debt Securities
Subscription Rights to Purchase Common Shares, Preferred Shares,
Depositary Shares
or Debt Securities
Debt Securities
Purchase Contracts
Purchase Units

         We and any selling securityholders may offer from time to time:

  •
  our common shares;

  •
  our preferred shares;

  •
  depositary shares representing fractional or multiple interests in our preferred shares;

  •
  warrants to purchase our common shares, preferred shares, depositary shares or debt securities;

  •
  subscription rights to purchase our common shares, preferred shares, depositary shares or debt securities;

  •
  our debt securities;

  •
  our purchase contracts;

  •
  our purchase units.

         We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. The securities may be offered separately or together or in units in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

         Ownership of our shares by any person is generally limited to 9.8% in value or in number of any class or series of outstanding shares, whichever is more restrictive. In addition, our operating agreement contains other limitations on the ownership and transfer of our shares. However, pursuant to our operating agreement, our board of directors may, under certain circumstances, terminate these limitations on ownership and transfer of our shares or grant exemptions to certain persons. For additional information on the ownership and transfer restrictions on our shares, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer."

         Our common shares are traded on the New York Stock Exchange, or "NYSE," under the symbol "KFN." On June 27, 2013, the last reported sale price of our common shares on the NYSE was $10.57 per share.

         Investing in our securities involves risks. See "Risk Factors" on page 5 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We or any selling securityholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of the securities to which this prospectus relates that are offered by any selling securityholders.

The date of this prospectus is June 28, 2013

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the "Securities Act," utilizing a "shelf" registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. Each time we or any selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein as described under "Incorporation by Reference" and the additional information described under "Where You Can Find More Information" before making an investment in our securities.

        You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus. Neither we nor any selling securityholders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus nor any distribution of securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

        For investors outside the United States: neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of our securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

KKR FINANCIAL HOLDINGS LLC

        This prospectus contains certain information about KKR Financial Holdings LLC and our common shares, preferred shares, depositary shares, warrants, subscription rights, debt securities, purchase contracts and purchase units. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our securities. You should read carefully the information appearing in this prospectus and in any prospectus supplement and free writing prospectus we may provide to you in connection with an offering of our securities described in this prospectus and in the documents incorporated and deemed to be incorporated by reference in this prospectus.

        Unless otherwise expressly stated or the context otherwise requires, the terms "we," "our company," "us" and "our" and similar terms refer to KKR Financial Holdings LLC and its subsidiaries; "Manager" means KKR Financial Advisors LLC; "KKR" means Kohlberg Kravis Roberts & Co. L.P. and its affiliated companies (excluding portfolio companies that are minority or majority owned or managed by funds associated with KKR); "management agreement" means the amended and restated management agreement between KKR Financial Holdings LLC and the Manager, as amended; "operating agreement" means the amended and restated operating agreement of KKR Financial Holdings LLC, as amended; "common shares" and "preferred shares" mean common shares and preferred shares, respectively, representing limited liability company interests in KKR Financial Holdings LLC; and references to "our shares" (and similar references) mean common shares and preferred shares of KKR Financial Holdings LLC; "debt securities" means our debt securities that we or any selling securityholders may offer pursuant to this prospectus; and references to "$" and "dollars" mean U.S. dollars.

        We are a specialty finance company with expertise in a range of asset classes. Our core business strategy is to leverage the proprietary resources of our Manager with the objective of generating both current income and capital appreciation by deploying capital to our strategies, which include bank loans and high yield securities, natural resources, special situations, mezzanine, commercial real estate and private equity. Our holdings across these strategies primarily consist of below investment grade syndicated corporate loans, also known as leveraged loans, high yield debt securities, private equity, interests in joint ventures and partnerships, and working and royalty interests in oil and gas properties. The corporate loans that we hold are typically purchased via assignment or participation in the primary or secondary market.

        The majority of our holdings consist of corporate loans and high yield debt securities held in collateralized loan obligation ("CLO") transactions that are structured as on-balance sheet securitizations and are used as long term financing for our investments in corporate debt. The senior secured debt issued by the CLO transactions is generally owned by unaffiliated third party investors and we own the majority of the subordinated debt securities in the CLO transactions. We execute our core business strategy through our majority-owned subsidiaries, including CLOs.

        We are a Delaware limited liability company and were organized on January 17, 2007. We are the successor to KKR Financial Corp., a Maryland corporation. Our common shares are publicly traded on the New York Stock Exchange ("NYSE") under the symbol "KFN." We intend to continue to operate so that we qualify, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation.

        We are externally managed and advised by our Manager, a wholly-owned subsidiary of KKR Asset Management LLC, pursuant to the management agreement. KKR Asset Management LLC is a wholly-owned subsidiary of KKR. Our Manager is responsible for our operations and performs all services and activities relating to the management of our assets, liabilities and operations. Pursuant to the terms of the management agreement, our Manager provides us with our management team, along with appropriate support personnel. All of our executive officers are employees or members of KKR or one or more of its affiliates. Our Manager is under the direction of our board of directors and is required to manage our business affairs in conformity with the investment guidelines that are approved by a majority of our independent directors. The executive offices of our Manager are located at 555 California Street, 50th Floor, San Francisco, California 94104 and the telephone number of our Manager's executive offices is (415) 315-3620.

 RISK FACTORS

        Investing in our securities involves risks. In addition to the risks discussed below under "Cautionary Note Regarding Forwarding-Looking Statements," you should carefully review the risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which are incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Incorporation by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." Forward-looking statements relate to expectations, beliefs, estimates, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "project," "should," "strive" and "would" or the negative of these terms or other comparable terminology and similar words.

        The forward-looking statements are based on our beliefs, assumptions and expectations with respect to our future performance and future events or circumstances at the respective times those forward-looking statements were made, taking into account information available to us at those times, and are not guarantees of future performance, events or results. These beliefs, assumptions and expectations involve risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us or within our control. Accordingly, actual results and the timing of certain events could differ materially from those addressed in forward-looking statements due to a number of factors including, but not limited to:

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  changes in our industry, interest rates, market rates, commodity prices, or the general economy or political conditions;

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  errors in our assessment of our portfolio value;

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  variations of management's expectations as to factors impacting our cost structure;

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  accounting changes, as required by U.S. generally accepted accounting principles;

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  general volatility of the capital markets and the market price of our common shares and potential volatility of the market price of any other securities we may issue;

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  changes in our business strategy;

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  limitations imposed on our business strategy by our exemption under the Investment Company Act of 1940, as amended (the "1940 Act");

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  limitations imposed on our business by the "qualifying income exception" applicable to publicly traded partnerships for U.S. federal income tax purposes;

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  availability, terms and deployment of capital;

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  availability of qualified personnel;

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  our cash flow available for distribution and our ability to make distributions in the future to holders of our shares;

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  our limited liability company and organizational structure, which may limit our ability to make distributions;

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  our ability to service and comply with the terms of our indebtedness and the risk that we may be unable to refinance our indebtedness, particularly short-term indebtedness, as it comes due;

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  the impact of current, pending and future legislation, regulation and legal actions

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  increased rates of default and/or decreased recovery rates on our investments;

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  material variances between the realized prepayment rates as compared to our projected prepayment rates on our residential real estate-related investments; and

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  the degree and nature of our competition.

Additional factors that may impact our actual results are referred to above under the caption "Risk Factors." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

        We do not undertake, and specifically disclaim, any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except for as required by federal securities laws. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of securities pursuant to this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

        We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table presents the ratios of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of pre-tax income before equity in income of unconsolidated affiliate. "Fixed charges" consist of interest incurred on all indebtedness and capitalized expenses relating to indebtedness. Neither we nor any of our consolidated subsidiaries had any preferred shares outstanding for any of the periods reflected in this table.

	Three Months Ended March 31, 2013	Fiscal Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	2.6x	2.6x	2.8x	3.4x	1.3x		(1)

(1)
For the year ended December 31, 2008, our losses exceeded fixed charges by approximately $513.0 million. The coverage deficiency for total fixed charges for the year ended December 31, 2008 was $1,077.6 million to arrive at a one-to-one ratio.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        The following summary discusses the material U.S. federal income tax, and for certain non-U.S. holders (as defined below), estate tax consequences of the ownership and disposition of our common shares and preferred shares, which we refer to collectively as shares. Any additional material U.S. federal income tax consequences of the ownership and disposition of our common shares, preferred shares, depositary shares, warrants to purchase common shares, preferred shares, depositary shares or debt securities, subscription rights to purchase common shares, preferred shares, depositary shares or debt securities, debt securities, purchase contracts or purchase units will be addressed in an applicable prospectus supplement or free writing prospectus we and any selling security holders may provide you. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Internal Revenue Code of 1986, as amended, or the "Code," applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that our shares will be held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the ownership and disposition of our shares. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of our shares in light of its personal circumstances, or to holders of our shares that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

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  dealers in securities or foreign currencies;

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  financial institutions;

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  insurance companies;

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  tax-exempt organizations (except to the extent discussed in "—Taxation of Holders of Our Shares—Unrelated Business Taxable Income" and "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Tax-Exempt Holders of REIT Shares");

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  non-U.S. individuals and foreign corporations (except to the extent discussed in "—Taxation of Non-U.S. Holders of our Shares" and "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares");

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  persons who are subject to the alternative minimum tax;

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  traders in securities who elect to apply a mark-to-market method of accounting;

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  persons that hold our shares as part of a hedge, straddle, constructive sale or conversion transaction;

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  persons whose functional currency is not the U.S. dollar;

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  persons who are, or who hold our shares through, partnerships or other pass-through entities; or

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  holders of options granted by us or persons who acquired our shares as compensation.

        The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds our shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold our shares should consult their tax advisors.

        As used below, a "U.S. holder" is a beneficial owner of our shares who is, for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

        The term "non-U.S. holder" means a beneficial owner of our shares that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt organization. The term "holders" includes both a U.S. holder and a non-U.S. holder.

        The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the ownership and disposition of our shares, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

Our Tax Status

  Classification of KKR Financial Holdings LLC

        In the opinion of Hunton & Williams LLP, or "Hunton & Williams," we will be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton & Williams speaks as of the date issued and is based on various assumptions and representations relating to our organization, operations, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we, at all times, have operated and will continue to operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants regarding our organization, assets, income, and present and future conduct of our activities and operations, and assumes that such representations and covenants are accurate and complete. Any alteration or incorrectness of such assumptions, representations, statements or covenants could adversely affect such opinion.

        There is limited statutory, administrative and judicial authority addressing the treatment of instruments similar to our shares for U.S. federal income tax purposes. No assurance can be given that the Internal Revenue Service, or "IRS," would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

        While we believe that we have been organized and have operated so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hunton & Williams or us that we will so qualify for any particular year. Hunton & Williams will have no obligation to advise us or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the "qualifying income exception" (as described below), the compliance with which will not be reviewed by Hunton & Williams on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        If, for any reason, including our failure to meet the "qualifying income exception," we were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders of our shares, thereby materially reducing the amount of any cash available for distribution to holders of our shares.

        Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that we are, and will continue to be, treated as a publicly traded partnership.

        If (i) a publicly traded partnership is not a business development company or registered as a management company or unit investment trust under the 1940 Act and (ii) 90% or more of the income of the publicly traded partnership during each taxable year consists of "qualifying income," it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. We refer to this exception as the "qualifying income exception." Qualifying income generally includes rents, dividends, interest, income and gains derived from certain activities relating to minerals and natural resources, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the "conduct of a financial or insurance business" or is based, directly or indirectly, on the income or profit of any person. Our income currently consists primarily of interest income, dividends, rents from real property, income and gain from interest rate, credit risk and other derivatives and income and gain from working and royalty interests in natural resources, all of which will generally be qualifying income for purposes of the qualifying income exception.

        We believe we will satisfy the qualifying income exception. There can be no assurance, however, that the IRS will not challenge our compliance with the qualifying income exception requirements and, therefore, assert that we are taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to holders of our shares would likely be reduced materially.

  Certain State, Local and Non-U.S. Tax Matters

        Holders of shares, as well as us (and various vehicles in which we invest), may be subject to various state, local and non-U.S. taxes and tax filing requirements. Specifically, holders of our shares will likely have state tax filing obligations in jurisdictions in which we have made investments in natural resources or real estate (other than through a real estate investment trust, or "REIT," subsidiary). As a result, holders of our shares will likely be required to file foreign, state and local income tax returns and pay foreign, state and local income taxes in some or all of these various jurisdictions. Further, holders may be subject to penalties if they fail to comply with those requirements. Our current investments may cause our holders to have state tax filing obligations in the following states: Kansas, Louisiana, Mississippi, North Dakota, Ohio, Oklahoma, Pennsylvania and Texas. We may make investments in other states in the future. For a discussion of certain California income tax considerations applicable to an investment in our shares, see "Material California Income Tax Considerations." You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of owning and disposing of your shares, including potential state tax filing requirements.

Taxation of Holders of Our Shares

  Taxation of Holders of Shares on Our Profits and Losses

        As a partnership for U.S. federal income tax purposes, we are not subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of our items of income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of our earnings in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See "—Nature of Our Business Activities—Non-Cash Income from Our Investments." The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at the partnership level (rather than at the shareholder level).

  Allocation of Profits and Losses

        For each of our taxable years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of our shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. Any special allocations of income or loss to any class of preferred shares will reduce the amount of such items available to be allocated to the holders of common shares. We generally will specially allocate to our 7.375% Series A LLC Preferred Shares, or the "Series A Preferred Shares," items of our gross income (excluding any gross income attributable to sale or exchange of capital assets) in an amount equal to the distributions paid in respect of the Series A Preferred Shares during the taxable year, plus, if such income in any year is less than the distributions paid in such year, we will allocated additional gross income (excluding any gross income attributable to sale or exchange of capital assets) in future years until such shortfall is eliminated. Any special allocations that apply to holders of any other class of preferred shares will be described in the related prospectus supplement. The allocable share of such items for a holder of our shares will be determined by our operating agreement, provided such allocations either have "substantial economic effect" or are determined to be in accordance with such holder's interest in us. If the allocations provided by our operating agreement do not have "substantial economic effect" and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.

        In accordance with proposed Treasury Regulations, on which existing publicly traded partnerships currently may rely, we will apply a monthly convention pursuant to which our taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the first business day of the month, or the "Allocation Date." However, certain "extraordinary items," such as income or gain realized on a sale or other disposition of our assets other than in the ordinary course of business, will be allocated among the applicable holders owning our shares on the Allocation Date in the month in which that gain or loss is recognized. It is not entirely clear whether certain items will be treated as "extraordinary items." As a result of the monthly convention for allocating items, holders transferring our shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions. Moreover, you may be allocated differing amounts of our income, gain, loss, deduction and credit than other holders of our shares as a result of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

        Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and the proposed Treasury Regulations prescribing the allocation method described in the preceding paragraph will not be effective until finalized and may be changed prior to being finalized. Accordingly, it is possible that transfers of our shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be considered a monthly convention that does not literally comply with that requirement. If our monthly convention is not allowed by the final Treasury Regulations, the IRS may contend that our taxable income or losses must be reallocated among the holders of our shares. If such a contention were sustained, your income or loss allocation could be adjusted, possibly to your detriment. The board of directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period), which we may do if the final Treasury Regulations do not approve the allocation method described in the preceding paragraph.

  Adjusted Tax Basis of Shares

        Our distributions generally will not be taxable to you to the extent of your adjusted tax basis in our shares. In addition, you will be allowed to deduct your allocable share of our losses (if any) only to the extent of your adjusted tax basis in your shares at the end of the taxable year in which the losses occur. Your initial tax basis in your shares will be generally equal to the amount of cash you paid for your shares and will be generally increased by your allocable share of our profits (and items of income and gain). Your adjusted tax basis in the shares will be generally decreased (but not below zero) by your allocable share of our losses (and items of loss, deduction and expense), the amount of cash distributed to you and our tax basis in property (other than cash) distributed to you by us. Moreover, your adjusted tax basis will include your allocable share of our liabilities, if any. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests.

        To the extent your allocable share of our losses is not allowed because you had insufficient adjusted tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted tax basis in your shares in subsequent taxable years.

  Treatment of Distributions

        Cash distributions by us with respect to our shares or in redemption of less than all of your shares generally will not be taxable to you. Instead, such distributions will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in "—Disposition of Our Shares" below). It is possible that partial redemptions made during the taxable year could result in taxable gain to a holder where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in a holder's allocable share of our liabilities, and certain distributions of marketable securities by us, are treated as cash distributions for U.S. federal income tax purposes.

  Disposition of Our Shares

        A sale or other taxable disposition of all or a part of your shares (including a redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of our liabilities, if any) and your adjusted tax basis in your shares (as described in "—Adjusted Tax Basis of Shares" above). Your adjusted tax basis will be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code. This would include (i) ordinary income we would recognize if we sold our debt instruments with accrued market discount, (ii) unremitted earnings of any controlled foreign corporation, or "CFC," held by us, although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code and (iii) ordinary income attributable to unrealized receivables, inventory items and depletion, depreciation and intangible drilling and development cost, or "IDC," recapture. Such ordinary income could exceed the net taxable gain realized upon the sale of our shares and may be recognized even if there is a net taxable loss realized on the sale of our shares. Thus, a holder of our shares may recognize both ordinary income and a capital loss upon a sale of our shares.

        If you dispose of our shares at a time when we hold stock in a passive foreign investment company, or "PFIC," that is not a qualified electing fund, or "QEF," you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by us.

        If you dispose of less than all of your shares, the IRS has ruled that a portion of your aggregate adjusted tax basis in all of your shares must be allocated to the shares sold using an "equitable apportionment" method, which generally means that the adjusted tax basis allocated to the shares sold will equal an amount that bears the same relation to your adjusted tax basis in all of your shares as the value of the shares sold bears to the value of all of your shares. Notwithstanding the requirement set forth in the IRS ruling, if you sell fewer than all of your shares, we generally will report to you the amount of gain treated under Section 751(a) of the Code as ordinary income based on the assumption that the first shares purchased were also the first shares sold, which is sometimes referred to as a "first-in, first-out" method. This assumption is for administrative convenience only and is not consistent with the IRS's ruling that a partner must maintain a single adjusted tax basis in its partnership interest. You should inform us if you use a method other than "first-in, first-out" to determine your basis for any shares disposed.

        In addition, Treasury Regulations under Section 1223 of the Code allow a selling holder of our shares who can identify shares transferred with an ascertainable holding period to elect to use the actual holding period of the shares transferred. Thus, although according to the IRS ruling discussed above, a holder of our shares will be unable to select high or low basis shares to sell as would be the case with corporate stock, such holder may, according to these Treasury Regulations, designate shares sold for purposes of determining the holding period of shares transferred. A holder electing to use the actual holding period of shares transferred must consistently use that identification method for all subsequent sales or exchanges of shares. A holder considering the purchase of additional shares or a sale of shares purchased in separate transactions is urged to consult the holder's own tax advisor as to the possible consequences of this IRS ruling and application of the Treasury Regulations.

  Limitation on Deductibility of Capital Losses

        If you are an individual, any capital losses generated by us (or upon a disposition of our shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by us (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

  Limitation on Deductibility of Certain of Our Losses

        Individuals and certain closely held subchapter C corporations will be allowed to deduct their allocable share of our losses (if any) only to the extent of each such holder's "at risk" amount in us at the end of the taxable year in which the losses occur. The amount for which a holder is "at risk" with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder's allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder's at risk amount in subsequent years.

        Our natural resources investments and certain of our real estate investments are expected to be treated as "passive activities" for purposes of Section 469 of the Code. However, to the extent that we generate any income from "passive activities," such income will not be treated as passive activity income for purposes of Section 469 of the Code and may not be used to offset your passive activity losses from other activities. To the extent that we generate any losses from "passive activities," such losses will be suspended and will only be allowed as an offset to passive activity income from us in future years or allowed as a loss upon the complete disposition of a holder's interest in us. Accordingly, income allocated by us to you generally will not be able to be offset by your other passive activity losses, and losses allocated to you generally will not be able to be used to offset your other passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

  Investment Interest Limitation

        Individuals and other noncorporate holders of shares will be allowed to deduct their allocable share of our "investment interest" (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder's net investment income for the taxable year. A holder's net investment income generally is the excess, if any, of the holder's investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as "qualified dividend income" that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

        To the extent that your allocable share of our investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of our shares, any interest paid or accrued on the borrowing will be allocated among our assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among our assets. Since the amount of a holder's allocable share of our investment interest that is subject to this limitation will depend on the holder's aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which our investment interest will be disallowed under this rule will depend on your particular circumstances each year.

  Limitation on Deduction of Certain Other Expenses

        An individual, estate or trust may deduct so-called "miscellaneous itemized deductions," which include fees paid to our Manager and our other expenses, only to the extent that such deductions, in the aggregate, exceed 2% of the holder's adjusted gross income. The amount of a holder's allocable share of such expenses that is subject to this disallowance rule will depend on the holder's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be disallowed will depend on your particular circumstances each year. If we issue a series of preferred shares the payments on which represent "guaranteed payments," holders of our common shares would be entitled to a deduction for their allocable share of the distributions treated as "guaranteed payments," and although not entirely free from doubt, such deduction generally should be treated as a miscellaneous itemized deduction. If we issue a series of preferred shares that is entitled to distributions based on allocations of our items of income, such as the preferred shares currently outstanding, then we intend to treat such series as partnership interests and will not treat payments on such series as "guaranteed payments." In that case, holders of our common share would not be entitled to a deduction for amounts distributed to such series of preferred shares. The treatment of payments on a series of preferred shares as "guaranteed payments" or as distributions of allocations of items of our income will be described in the related prospectus supplement.

        There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. In addition, these expenses are not deductible in determining the alternative minimum tax liability of a U.S. holder. Your share of management fees and certain other expenses attributable to us likely will constitute miscellaneous itemized deductions for these purposes. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by us.

        Our organizational expenses are not currently deductible, but must be amortized ratably over a period of 15 years. Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

  Medicare Tax

        Certain taxpayers taxed at individual rates are subject to an additional 3.8% Medicare tax on all or a portion of their "net investment income," which may include their allocable share of our interest, dividend, royalty and rent income as well as capital gains from the disposition of our shares. You are urged to consult your tax advisors regarding the implications of the additional Medicare tax on your investment in our shares.

  Depletion Deductions

        Subject to the limitations on deductibility of taxable losses discussed above, holders of our common shares will be entitled under Section 611 of the Code to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests. Although Section 613A of the Code requires each such holder to compute its own depletion allowance and maintain records of its share of the tax basis of the underlying property for depletion and other-purposes, we intend to furnish each holder of our shares with information relating to this computation for U.S. federal income tax purposes.

        Percentage depletion is generally available under Section 613 of the Code with respect to holders of our shares who qualify under the independent producer exemption contained in Section 613A(c) of the Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the holder's gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the holder from the property for each taxable year, computed without the depletion allowance. A holder of our shares that qualifies as an independent producer may deduct percentage depletion only to the extent such holder's average daily production of domestic crude oil or the natural gas equivalent does not exceed 1,000 Bbls. This depletable amount may be allocated between natural gas and oil production, with six Mcf of domestic natural gas production regarded as equivalent to one Bbl of crude oil. The 1,000-Bbl limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

        In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited under Section 613A of the Code to 65% of a holder's total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of such holder's total taxable income for that year. The carryover period resulting from the 65% net income limitation is indefinite.

        Holders of our shares that do not qualify under the independent producer exemption generally are restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated under Section 611 of the Code by (i) dividing such holder's share of the tax basis in the underlying mineral property as determined under Section 612 of the Code by the number of mineral units (Bbls of oil and Mcfs of natural gas) remaining as of the beginning of the taxable year and (ii) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed such holder's share of the total tax basis in the property.

        All or a portion of any gain recognized by a holder of our shares as a result of either the disposition by us of some or all of our natural gas and oil interests or the disposition by such holder of some or all of its shares may be taxed under Section 1254 of the Code as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

        Because depletion is required to be computed separately by each holder of our shares and not by our company and because the availability of the depletion deduction depends upon such holder's own factual circumstances, no assurance can be given to a particular holder of our shares with respect to the availability or extent of percentage depletion deductions to such holder for any taxable year. Unless otherwise provided in the related prospectus supplement, depletion deductions will not be allocated to holders of preferred shares. You are urged to consult your tax advisors to determine whether percentage depletion would be available to you.

  Deductions for Intangible Drilling and Development Costs

        We may elect under Section 263 of the Code to currently deduct IDCs. IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies and other items that are incidental to, and necessary for, the development and preparation of wells for the production of oil, natural gas or geothermal energy. The option to currently deduct IDCs applies only to those items that do not have a salvage value.

        Although we may elect to currently deduct IDCs, each holder of our shares will have the option under Section 59 of the Code of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made. If a holder of our shares makes the election to amortize the IDCs over a 60-month period, no IDC preference amount will result for alternative minimum tax purposes. Unless otherwise provided in the related prospectus supplement, IDCs will not be allocated to holders of preferred shares.

        Section 291 of the Code requires integrated oil companies to capitalize 30% of all their IDCs (other than IDCs paid or incurred with respect to natural gas and oil wells located outside of the United States) and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An "integrated oil company" is defined by reference to Section 613A of the Code as a taxpayer that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations.

An oil or natural gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an "independent producer" that is not subject to these IDC deduction limits, a holder of our shares, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 Bbls of oil (or the equivalent amount of natural gas) on average for any day during the taxable year or in the retail marketing of natural gas and oil products exceeding $5 million per year in the aggregate.

        IDCs previously deducted that are allocable to property (directly or through ownership of an interest in a partnership) and that would have been included in the tax basis of the property had the IDC deduction not been taken are recaptured under Section 1254 of the Code to the extent of any gain realized upon the disposition of the property or upon the disposition by a holder of our shares. Recapture is generally determined at the holder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. See "—Disposition of Our Shares."

  Deduction for U.S. Production Activities

        Subject to the limitations on the deductibility of losses discussed above and the limitation discussed below, holders of our common shares will be entitled to a deduction, herein referred to as the "Section 199 deduction," equal to a specified percentage of our qualified production activities income that is allocated to such holder. Unless otherwise provided in the related prospectus supplement, holders of our preferred shares will not be entitled to a Section 199 deduction.

        Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown or extracted in whole or in significant part by the taxpayer in the United States.

        For a partnership, the Section 199 deduction is determined at the partner level. To determine its Section 199 deduction, each holder of our shares will aggregate its share of the qualified production activities income allocated to such holder from us with such holder's qualified production activities income from other sources. Each holder must take into account its distributive share of the expenses allocated to such holder from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are taken into account only if and to the extent the holder's share of losses and deductions from all of our activities is not disallowed by the tax basis rules, the at-risk rules or the passive activity loss rules. See "—Limitation on Deductibility of Certain of our Losses."

        The Section 199 deduction of a holder of our shares for each year is limited to 50% of the IRS Form W-2 wages actually or deemed paid by such holder during the calendar year that are deducted in arriving at qualified production activities income. Each holder of our shares is treated as having been allocated IRS Form W-2 wages from us equal to such holder's allocable share of our wages that are deducted in arriving at our qualified production activities income for that taxable year. It is not anticipated that we will pay material wages that will be allocated to holders of our shares.

        Because the Section 199 deduction is required to be computed separately by each holder of our shares and its availability is dependent upon each such holder's own factual circumstances, no assurance can be given to a particular holder of our shares as to the availability or extent of the Section 199 deduction to such holder. You are urged to consult your tax advisors to determine whether the Section 199 deduction would be available to you.

  Lease Acquisition Costs

        The cost of acquiring oil and natural gas leaseholds or similar property interests is a capital expenditure under Section 263 of the Code that must be recovered through depletion deductions if the lease is productive.

        If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted under Section 165 of the Code as an ordinary loss in the year the lease becomes worthless. See "—Depletion Deductions."

  Geophysical Costs

        The cost of geophysical exploration incurred in connection with the exploration and development of oil and natural gas properties in the United States is deducted under Section 167 of the Code ratably over a 24-month period beginning on the date that such expense is paid or incurred.

  Operating and Administrative Costs

        Amounts paid for operating a producing well are deductible under Section 162 of the Code as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

  Tax Basis, Depreciation and Amortization

        The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of those assets. Under Section 704 of the Code, the U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by the existing holders of our shares and such burden prior to any subsequent offering will be borne by the holders of our shares prior to such subsequent offering. See "—Allocation of Profits and Losses."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules under Section 1245 or Section 1250 of the Code and taxed as ordinary income rather than capital gain. Similarly, a holder of our shares who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of such holder's interest in us. Unless otherwise provided in the related prospectus supplement, holders of our preferred shares will not be allocated gain upon our disposition of assets. See "—Allocation of Profits and Losses" and "—Disposition of Our Shares."

  Valuation and Tax Basis of Our Properties

        The U.S. federal income tax consequences of the ownership and disposition of our shares will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by you might change, and you might be required to adjust your tax liability for prior years and incur interest and penalties with respect to those adjustments.

  Mutual Fund Holders

        U.S. mutual funds that are treated as regulated investment companies, or "RICs," for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in our shares for purposes of these tests will depend on whether we will be treated as a "qualified publicly traded partnership." If we are so treated, then the shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from our shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more "qualified publicly traded partnerships" is limited to 25% of the RIC's total assets. If, however, we are not treated as a "qualified publicly traded partnership," then the relevant assets are the RIC's allocable share of the underlying assets held by us and the relevant gross income is the RIC's allocable share of the underlying gross income earned by us. However, the 25% limitation on a RIC's ability to invest in the securities of "qualified publicly traded partnerships" would not apply. We will qualify as a "qualified publicly traded partnership" if we derive less than 90% of our income from sources that are qualifying income for purposes of the RIC 90% gross income test. Because such qualification will depend on the nature of our future investments, no assurance can be provided that we will or will not be treated as a "qualified publicly traded partnership" in any particular year. RICs should consult their own tax advisors regarding an investment in the shares.

  Unrelated Business Taxable Income

        We expect that tax-exempt holders of our shares will recognize a significant amount of "unrelated business taxable income," or "UBTI," as a result of our indebtedness with respect to our assets, our natural resources and real estate investments (other than through a REIT subsidiary) and the excess inclusion income from our residual interests in real estate mortgage investment conduits, or REMICs, and in taxable mortgage pools. A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to "unrelated business income tax" to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner in a partnership (or an entity treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership's gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (i.e., indebtedness incurred in acquiring or holding property). We expect that a significant portion of our assets will be encumbered by "acquisition indebtedness."

        To the extent we recognize income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by us during the taxable year.

        To the extent we recognize gain from disposition of securities with respect to which there is "acquisition indebtedness," the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by us during the taxable year.

        All or a portion of our income from investments in natural resources and real estate (other than through a REIT subsidiary) may constitute UBTI. In addition, a portion of our income from a residual interest in a REMIC or a taxable mortgage pool arrangement could be treated as "excess inclusion income." See "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs" below. We own a small number of REMIC residual interests and expect to continue to own residual interests in taxable mortgage pools through a REIT subsidiary. Any excess inclusion income generated by a REIT subsidiary would flow through to our shareholders. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt shareholders.

        Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

  Alternative Minimum Tax

        In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in the shares, including the limitation on the deductibility of "miscellaneous itemized deductions" in determining the alternative minimum tax liability of a U.S. holder. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

  Withholding Taxes

        After December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by U.S. holders who own their shares through foreign accounts or foreign intermediaries, if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed after December 31, 2016 on proceeds from the sale of our shares received by U.S. holders who own our shares through foreign accounts or foreign intermediates. If we are required to withhold any U.S. federal withholding tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Taxation of Non-U.S. Holders of Our Shares

  U.S. Federal Income and Withholding Taxes

        A non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of our gross income from dividends, interest (other than interest that constitutes "portfolio interest" within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Income from our derivative transactions will likely be subject to U.S. federal withholding taxes. Moreover, dividend equivalent payments from certain derivative transactions will be subject to U.S. federal withholding tax. We expect that most of our interest income will constitute "portfolio interest" that is not subject to the 30% withholding tax. We expect that we will earn dividend income that will be subject to the 30% withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you.

        After December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by certain non-U.S. holders, if certain disclosure requirements related to U.S. ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed after December 31, 2016 on proceeds from the sale of our shares received by certain non-U.S. holders. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. If we are required to withhold any U.S. federal withholding tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

        It is likely that the income from natural resources investments will be treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. Furthermore, any notional principal contracts that we enter into, if any, in connection with investments in natural resources likely would generate income that would be treated as effectively connected with the conduct of a U.S. trade or business. In addition, if any REIT subsidiary in which we own an interest recognizes gain on the disposition of a "United States real property interest," or if we recognize gain on the disposition of a "United States real property interest" that we hold through a pass-through entity (including gain from the sale of stock in a REIT subsidiary that invests primarily in real estate), such gain will be treated as effectively connected with the conduct of a U.S. trade or business. Further, our investments in real estate through pass-through entities may generate operating income and gain that is treated as effectively connected with the conduct of a U.S. trade or business.

        To the extent our income is treated as effectively connected income, a non-U.S. holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, if such a holder is a corporation, it might be subject to a U.S. branch profits tax on its allocable share of our effectively connected income. In addition, distributions to such a holder would be subject to withholding at the highest applicable tax rate to the extent of the holder's allocable share of our effectively connected income. Any amount so withheld would be creditable against such holder's U.S. federal income tax liability, and such holder could claim a refund to the extent that the amount withheld exceeded such holder's U.S. federal income tax liability for the taxable year.

        If we are engaged in a U.S. trade or business, a portion of any gain recognized by a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such holder may be subject to U.S. federal income tax on the sale or exchange. Moreover, if the fair market value of our investments in "United States real property interests," which include our investments in natural resources, real estate and REIT subsidiaries that invest primarily in real estate, represent more than 10% of the total fair market value of our assets, our shares could be treated as "United States real property interests." In such case, gain recognized by a non-U.S. holder on the sale or exchange of its shares would be treated for U.S. federal income tax purposes as effectively connected income (unless the gain is attributable to a class of our shares that is regularly traded on a securities market and the non-U.S. holder owns 5% or less of the shares of that class). We do not believe that the fair market value of our investments in "United States real property interests" represents more than 10% of the total fair market value of our assets at this time. No assurance can be provided that our future investments in "United States real property interests" will not cause us to exceed the 10% threshold described above. If gain from the sale of our shares is treated as effectively connected income, the non-U.S. holder may be subject to U.S. federal income and/or withholding tax on the sale or exchange.

        In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a "tax home" in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

        If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws.

  U.S. Federal Estate Taxes for Non-U.S. Holders

        Non-U.S. holders who are individuals may be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as the shares) will be considered to be U.S.-situs property. Accordingly, non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of the shares owned at the time of their death. Prospective non-U.S. holders who are individuals are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our shares.

Nature of Our Business Activities

        We invest, directly or indirectly, in a variety of assets, including, but not limited to, (i) debt and equity securities of various U.S. and foreign issuers; (ii) equity of REIT subsidiaries; (iii) securities of certain foreign collateralized loan obligation, or "CLO," issuers; (iv) interest rate, credit risk and other derivatives; (v) natural resources and (vi) real estate that we own through pass-through entities. Our investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of our business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain or "qualified dividend income" into higher taxed short-term capital gain or ordinary income; (iii) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash; (iv) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur and (v) adversely alter the tax characterization of certain financial transactions.

        The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

  Interest Income

        Interest income derived by us will generally be qualifying income for purposes of the qualifying income exception for publicly traded partnerships provided the income is not derived from "the conduct of a financial or insurance business" and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes "the conduct of a financial or insurance business," we believe that our investment activities generally will not constitute "the conduct of a financial or insurance business" for purposes of the qualifying income exception. For example, we believe that we have not been engaged, and do not intend to engage, in the loan origination business, either directly or indirectly through our Manager and its affiliates. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of our interest income is related to the "conduct of a financial or insurance business," in which case such interest income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We intend to continue to conduct our operations so that at least 90% of our gross income in each taxable year is qualifying income for purposes of the qualifying income exception.

        U.S. holders will generally be subject to tax at ordinary income rates on their allocable share of our interest income. For a discussion of the potential withholding on interest income allocated to non-U.S. holders, see "—Taxation of Non-U.S. Holders of Our Shares."

  Qualified Dividends and Certain Capital Gains

        Dividends and capital gains earned by us will generally be qualifying income for purposes of the qualifying income exception. The maximum tax rate applicable to (i) capital gains received by taxpayers taxed at individual rates and (ii) "qualified dividend income" received by taxpayers taxed at individual rates from certain domestic and foreign corporations is 20%. Subject to the discussion under "—Taxation of Holders of Our Shares—Disposition of Our Shares," "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares," the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of shares who sell the shares that they have held for more than one year. The reduced rates do not apply to short-term capital gains.

        Ordinary dividends attributable to our investment in our REIT subsidiaries and dividends attributable to certain foreign corporate subsidiaries will generally not constitute "qualified dividend income," and, therefore, will not qualify for the reduced rate of tax applicable to taxpayers taxed at individual rates. In addition, certain portions of the distributions attributable to our investment in KKR Financial Holdings II, LLC, or "KFH II," one of our REIT subsidiaries, may be taxable in the hands of tax-exempt shareholders and may not qualify for reduced withholding in the hands of non-U.S. holders. For a more detailed discussion of the tax considerations related to the dividends and capital gains attributable to our investment in our REIT subsidiaries, see "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs."

  Foreign Corporate Subsidiaries

        We currently have several foreign subsidiaries that are treated as corporations for U.S. federal income tax purposes and may we acquire equity interests in additional foreign corporate subsidiaries in the future. We believe each of our foreign corporate subsidiaries will be treated as a CFC or PFIC for U.S. federal income tax purposes and, in the case of a PFIC, we have elected to treat the PFIC as a QEF. Our income from a CFC or PFIC generally will be qualifying income for purpose of the qualifying income exception. However, each holder of our shares will generally be required to include in income a portion of the income earned by the CFC or PFIC regardless of whether we receive cash distributions from the CFC or PFIC or the holder receives a distribution from us. Moreover, such income inclusions from a CFC or PFIC will not be eligible for the favorable tax rate applicable to "qualified dividend income," and any gain allocated to you from a disposition of stock in a CFC by us would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. Net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC or PFIC will not pass through to the holders of our shares.

        Notwithstanding these rules, any gain recognized by a foreign corporation with respect to "United States real property interests" is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that any of our foreign corporate subsidiaries will hold "United States real property interests." Nevertheless, gain (if any) realized on U.S. real property would be subject to U.S. tax.

        Although our foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on a net basis, such foreign corporate subsidiaries may receive income that may be subject to withholding taxes imposed by the United States or other countries. To the extent that such entities are subject to U.S. federal income taxes on their income on a net basis or to withholding taxes, our return on our investment in such entities could be materially adversely affected.

  Domestic Corporate Subsidiaries

        We own several domestic corporate subsidiaries, which we formed to make, from time to time, certain investments that could generate income that would not be qualifying income if earned directly by us. Our domestic corporate subsidiaries will be subject to federal, state, and local corporate income tax on their income. To the extent that any such domestic corporate subsidiaries pay any taxes, they will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of our shares.

  Cancellation of Indebtedness Income

        We have recognized and may recognize in the future cancellation of indebtedness income upon the retirement of our debt at a discount. For debt that is discharged on or after June 15, 2012, the IRS has provided a safe harbor under which the IRS will not challenge a publicly traded partnership's determination that cancellation of indebtedness income is qualifying income when that the cancellation of indebtedness income is attributable to debt incurred in direct connection with activities that generate qualifying income. A publicly traded partnership may demonstrate that cancellation of indebtedness income is attributable to debt incurred in direct connection with the partnership's activities producing qualifying income by any reasonable method. We believe that any cancellation of indebtedness that we recognize in the future will be attributable to debt incurred in direct connection with activities that generate qualifying income. In addition, although there is no direct authority addressing the issue, we believe that our cancellation of indebtedness income generally will constitute other income derived from our business of investing in stocks and securities and, thus, will also be qualifying income for purposes of the qualifying income exception applicable to publicly traded partnerships without regard to the safe harbor.

  Natural Resources

        We have made certain investments in natural resources. Income and gains derived from certain activities related to minerals and natural resources are treated as qualifying income for purposes of the qualifying income exception applicable to publicly traded partnerships. We believe that our investments in natural resources generally generate qualifying income for purposes of this exception. Income or loss from our investments in natural resources is expected to be treated as income or loss from passive activities. See "—Taxation of Holders of Our Shares—Limitation on Deductibility of Certain of Our Losses" above. In addition, investments in natural resources may produce UBTI for tax-exempt holders of our shares. To the extent that such income is unrelated business taxable income, it will be subject to the rules described in "—Unrelated Business Taxable Income" above. For a discussion of issues related to investments in natural resources for non-U.S. holders, see "—Taxation of Non-U.S. Holders of Our Shares" above.

  Real Estate

        We have made certain investments in real estate. Rents from real property and gain from the sale or other disposition of real property are treated as qualifying income for purposes of the qualifying income exception applicable to publicly traded partnerships. We believe that our investments in real estate generally generate qualifying income for purposes of this exception. Income or loss from our investments in real estate is expected to be treated as income or loss from passive activities. See

"—Taxation of Holders of Our Shares—Limitation on Deductibility of Certain of Our Losses" above. In addition, investments in real estate may produce UBTI for tax-exempt holders of our shares. To the extent that such income is unrelated business taxable income, it will be subject to the rules described in "—Unrelated Business Taxable Income" above. For a discussion of issues related to investments in real estate for non-U.S. holders, see "—Taxation of Non-U.S. Holders of Our Shares" above.

  Derivative Income

        From time to time, we will enter into derivative transactions, such as interest rate swaps, caps and floors, total rate of return swaps, options to purchase these items, and futures and forward contracts. We expect that many of our derivative transactions will be treated as "notional principal contracts" for U.S. federal income tax purposes. For purposes of the qualifying income exception, unless we are treated as a dealer in notional principal contracts, income from notional principal contracts is treated as qualifying income, provided (1) the property, income, or cash flow that measures the amounts to which the partnership is entitled under the contract would give rise to qualifying income if held or received or (2) the notional principal contract is related to our business of investing in stock or securities. We expect that, in general, payments under our derivative instruments will be measured by reference to an interest rate, interest rate index, or an index related to mineral or natural resources, with a cash flow that either would be treated as interest income or income with respect to mineral or natural resources activities if received directly. As stated above, (i) interest (other than interest derived from the "conduct of a financial or insurance business" or interest that is based, directly or indirectly, on the profits of any person) and (ii) income and gain from certain mineral and natural resources activities are both treated as qualifying income for purposes of the qualifying income exception. In addition, we expect that a significant portion of our income and gain from our notional principal contracts will be related to our business of investing in stock or securities. Accordingly, we expect that the income and gain from such derivative transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a derivative transaction as a notional principal contract. In addition, we may enter into derivative transactions that do not produce qualifying income for the qualifying income exception. We intend to use our best efforts to structure any derivative transactions in a manner that does not jeopardize our satisfaction of the qualifying income exception.

  Non-U.S. Currency Gains or Losses

        If we make an investment denominated in a currency other than the U.S. dollar, then we may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. We may also recognize gain or loss on such fluctuations occurring between the time we obtain and dispose of non-U.S. currency, between the time we accrue and collect income denominated in a non-U.S. currency, or between the time we accrue and pay liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.

  Non-Cash Income from Our Investments

        From time to time, we will make investments that will cause us (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called "non-cash" or "phantom income" could arise for a variety of reasons, including:

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  We will recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount will be treated as interest income by us and an applicable portion will be passed-through to you, even though we will generally not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

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  We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, debt securities that have a stated redemption price at maturity that is greater than our tax basis in those debt securities, even though such proceeds will be used to make non-deductible principal payments on related borrowings.

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  We will be required to include in income on a current basis the earnings of certain foreign corporate subsidiaries as well as the earnings of CLO issuers treated as partnerships or disregarded as a separate entity from us for U.S. federal income tax purposes, regardless of whether there has been a cash distribution of such earnings.

        You will be required to take such "non-cash" or "phantom income" income into account in determining your taxable income, regardless of whether you receive a cash distribution from us. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of our taxable income.

  Personal Holding Company Tax

        We anticipate that certain of our majority-owned corporate and REIT subsidiaries will be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a "closely-held" corporation at least 60% of whose income constitutes "personal holding company income," which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of our majority-owned corporate and REIT subsidiaries will be treated as "closely-held" under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries will constitute personal holding company income. A personal holding company generally is subject to a 20% corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause our personal holding company subsidiaries to distribute their income so as to avoid the personal holding company tax.

  Non-U.S. Taxes

        Certain dividend, interest and other income received by us from sources outside of the United States may be subject to withholding taxes imposed by other countries. We may also be subject to capital gains taxes in certain other countries where we purchase and sell stocks and securities. Tax treaties between the United States and other countries may affect, reduce or eliminate such taxes. You will be required to include such taxes in your income and generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or a deduction (subject to the limitations generally applicable to deductions) for your share of such non-U.S. taxes in computing your U.S. federal income taxes.

Administrative Matters

  Tax Elections

        We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets in the event of a distribution of property to a holder or in the event of a transfer of an interest in us, including our shares, by sale or exchange or as a result of the death of a holder. We are also required to reduce the tax basis in our assets in connection with certain redemptions and dispositions of our shares. As a result of our election under Section 754 of the Code, each holder of common shares that purchases our shares will have an initial tax basis in our assets that reflects the fair market value of our assets at the time of the purchase. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when a holder purchases our shares and the fair market value of our assets at that time, the holder may recognize gain for U.S. federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes. Our election under Section 754 of the Code can be revoked only with the consent of the IRS. The treatment of any preferred shares under the Treasury regulations that address tax basis adjustments will be described in the related prospectus supplement.

        The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain conventions in determining and allocating basis adjustments. For example, we generally use a "first-in, first-out" assumption to make basis adjustments to our assets required as a result of our election under Section 754 of the Code. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which our income, gain, loss, deduction and credit is allocated to certain holders of shares.

  Technical Terminations

        Unless we elect to become subject to the rules for large partnerships described below, which we have not done, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination for tax purposes would result in the closing of our taxable year for all holders of shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder's taxable income for the year of termination. We would be required to satisfy the 90% "qualifying income" test for each tax period and to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. We have experienced terminations in the past, and it is likely that we will experience terminations in the future.

  Information Returns

        We intend to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1) as promptly as possible after the end of each taxable year, which describes your allocable share of our income, gain, loss, deduction and credit for the preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person, there can be no assurance that this information will meet your jurisdiction's tax compliance requirements.

        It is possible that we may engage in transactions that subject us and, potentially, the holders of our shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

  Nominee Reporting

        Persons who hold our shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person; (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or (3) a tax-exempt entity; (iii) the amount and description of shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

  Taxable Year

        A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. Our taxable year is currently the calendar year. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest in us changes to a group of holders with a different tax year and we have not been forced to change our tax year during the preceding two year period, we would be required to change our tax year to the tax year of that group of holders.

  Elective Procedures for Large Partnerships

        The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on IRS Schedule K-1 that are issued to the holders of our shares, and such IRS Schedules K-1 would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a "technical termination" (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, we, rather than the holders of the shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. We do not currently anticipate that we will elect to be subject to the large partnership procedures.

  Tax Audits

        Adjustments in tax liability with respect to our items generally will be made at the KKR Financial Holdings LLC level in a partnership proceeding rather than in separate proceedings with each holder. KKR Financial Advisors LLC will represent us as our "tax matters partner" during any audit and in any dispute with the IRS. If KKR Financial Advisors LLC ceases to own shares or ceases to be our

Manager, our board of directors may designate a replacement tax matters partner. Each holder of our shares will be informed of the commencement of an audit of us. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of shares.

  Tax Shelter Regulations

        In certain circumstances, a holder who disposes of our shares resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction, or a "reportable transaction," in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions, or the "Tax Shelter Regulations." In addition, an investment in us may be considered a "reportable transaction" if, for example, we recognize certain significant losses in the future. You should consult your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your shares or your allocable share of certain losses incurred by us.

  Backup Withholding

        We will be required in certain circumstances to backup withhold on certain payments paid to holders of the shares who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

  New Legislation or Administrative or Judicial Action

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, the U.S. federal income tax rules relating to publicly traded partnerships are currently under review by Congress, and certain legislative proposals have been made that would affect the tax treatment of publicly traded partnerships. No assurance can be given as to whether, or in what form, such proposals will ultimately be enacted, or whether they will have an effect on us. Both the Obama Administration's budget proposal for fiscal year 2013 and other recently introduced legislation include proposals that would, among other things, eliminate or reduce certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for IDCs and certain environmental clean-up costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development, and any such change could increase the taxable income allocable to holders of our shares and negatively impact the value of an investment in our shares.

        We and holders of our shares could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the holders of shares, to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse effect on some or all of the holders of our shares.

Material U.S. Federal Income Tax Considerations Relating to Investments in REITs

  General

        We currently own subsidiaries that are taxed as REITs, including REIT subsidiaries that own real property. We may in the future invest in additional REITs. In light of those investments and the complexity of the REIT rules, certain aspects of such rules are discussed below.

  Taxation of a REIT

        Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes its income to its shareholders. To qualify as a REIT, an entity is required meet a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders and the ownership of its shares. In summary form, these technical requirements include the following:

  •
  a REIT must have at least 100 shareholders;

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  no more than 50% in value of the REIT's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined to include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts certain entities) during the last half of any calendar year;

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  a REIT generally must distribute 90% of its REIT taxable income each year to its shareholders;

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  75% of a REIT's gross income must be from rents from real property, interest on mortgages and certain real estate related income, or the "75% gross income test," and 95% of the REIT's gross income must be derived from those sources together with certain types of passive investment income, including interest and dividends; at least 75% of the value of a REIT's total assets at the end of each calendar quarter must be represented by real estate assets (which generally includes interest in real property, stock or other entities that qualify as REITs, interest in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular and residual interests in a REMIC), cash and cash items and government securities; and

  •
  the amount of securities of a single issuer, other than a taxable REIT subsidiary, that a REIT holds at the end of each calendar quarter generally must not exceed either 5% of the value of its gross assets or 10% of the vote or value of such issuer's outstanding securities.

        A portion of a REIT's income from a residual interest in a REMIC or a taxable mortgage pool arrangement may be treated as "excess inclusion income." One of our REIT subsidiaries, KFH II, holds residual interests in certain securitization vehicles that may be treated as taxable mortgage pools. IRS guidance indicates that excess inclusion income will be allocated among a REIT's shareholders in proportion to its dividends paid. A shareholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to U.S. shareholders, (ii) would be subject to tax as UBTI in the hands of most tax-exempt shareholders, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. If at any time a "disqualified organization," as defined in Section 860E(e)(5) of the Code, is a record holder of our shares, we would be subject to tax at the highest corporate tax rate on any excess inclusion income allocable to such disqualified organization.

        A REIT in which we invest will generally not be subject to U.S. federal income tax on the portion of its ordinary income and capital gain it distributes currently to its shareholders. The REIT would be subject to tax at corporate rates on any net ordinary income or capital gain not so distributed. The REIT would also be subject to a tax equal to 100% of net income from any prohibited transaction and to alternative minimum tax liability (which could arise if it has significant items of tax preference). A "prohibited transaction" is a sale of inventory or property held for sale to customers in the ordinary course of business. We generally do not anticipate that any REIT in which we invest will generate significant amounts of income from prohibited transactions.

        If a REIT in which we invest failed to qualify as a REIT and was not able to cure such failure under the applicable provisions of the Code, it would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and it would not be permitted to deduct distributions to its shareholders. In addition, to the extent of current and accumulated earnings and profits, all distributions would be taxable as dividend income and, subject to certain limitations under the Code, corporate distributees could be eligible for the dividends-received deduction and individual U.S. holders could be eligible for the reduced U.S. federal income tax rate on corporate dividends. Unless entitled to relief under specific statutory provisions, such REIT and any "successor entity" will also be disqualified from taxation as a REIT for the four taxable years following the year in which it lost its qualification. It is not possible to state whether in all circumstances a REIT subsidiary would be entitled to this statutory relief.

        In addition, if KFH II failed to qualify as a REIT, it could result in the securitization vehicles treated as taxable mortgage pools being taxed as corporations for U.S. federal income tax purposes. Generally, when an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is treated as a taxable corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT's assets held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax qualification of the REIT. We expect that KFH II will continue to be treated as a REIT and the special rules will apply to its ownership of the securitization vehicles that may be treated as taxable mortgage pools. However, if the securitization vehicles were not eligible for the special treatment for taxable mortgage pools owned by a REIT, the resulting corporate income tax liability of the securitization vehicles could be substantial.

  REIT Investments in Joint Ventures

        One or more of our REIT subsidiaries may from time to time be a limited partner or non-managing member in partnerships and limited liability companies. We intend that any subsidiary partnerships or limited liability companies will be operated in a manner consistent with the requirements for the REIT subsidiary's qualification as a REIT; however, the REIT subsidiary may not control the subsidiary partnership or limited liability company. If a partnership or limited liability company in which a REIT subsidiary owns an interest takes or expects to take actions that could jeopardize such REIT subsidiary's status as a REIT or require it to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause a REIT subsidiary to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, the REIT subsidiary could fail to qualify as a REIT unless we were entitled to relief, as described above.

  Taxation of Holders of REIT Shares

        You will be allocated a portion of the income that we realize with respect to our ownership of the equity of any REIT in which we invest. You generally will be taxed with respect to this allocated income in the same manner as if you held the REIT shares directly.

        U.S. Holders of REIT Shares.    Distributions made by a REIT to its taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on qualified dividend income for taxpayers taxed at individual rates. Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will generally not be taxable to a shareholder to the extent that they do not exceed the shareholder's adjusted basis in its shares, but rather will reduce such adjusted basis. To the extent that such distributions exceed the adjusted basis of a shareholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. Any consent dividends deemed paid by a REIT will be taxable as ordinary income to the shareholders to the extent of earnings and profits, even though no cash will be distributed by the REIT. Shareholders may not include in their income tax returns any net operating losses or capital losses of a REIT. A U.S. shareholder's share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the shareholder.

        A shareholder's gain on the sale of its shares in a REIT will be taxed at long-term or short-term capital gain rates, depending on how long the shares were held, and assuming the shares were a capital asset in the hands of the shareholder. In general, however, any loss upon a sale or exchange of shares by a shareholder that has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of previous distributions from a REIT to the shareholder that were required to be treated by such shareholder as long-term capital gain.

        Tax-Exempt Holders of REIT Shares.    Unless the REIT is a "pension-held REIT," distributions by a REIT to a shareholder that is a tax-exempt entity generally will not constitute UBTI, other than any amounts that represent excess inclusion income, assuming the shares are not debt-financed or used in an unrelated business of such holder. Although tax-exempt holders of our shares may not derive significant UBTI as a result of distributions with respect to REIT shares, such holders will recognize a significant amount of UBTI as a result of indebtedness incurred by us with respect to our assets and as a result of excess inclusion income from the securitization vehicles that are treated as taxable mortgage pools. See "—Taxation of Holders of Our Shares—Unrelated Business Taxable Income." Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares.

        Taxation of Non-U.S. Holders of REIT Shares.    Dividends from a REIT that are not attributable to gains from the sale of "United States real property interests" would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). For most types of foreign shareholders, dividends that are attributable to excess inclusion income would be subject to withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. shareholders.

        Dividends that are attributable to gains from the sale of "United States real property interests" would be subject under the Foreign Investment in Real Property Tax Act, or "FIRPTA," to withholding tax at a rate of 35% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. holders). For these purposes, dividends paid are first considered attributable to gains from the sale of "United States real property interests," if any. The term "United States real property interest" does not include mortgage loans or mortgage-backed securities.

        If at least 50% of the assets that a REIT holds are "United States real property interests," gains from the sale of the REIT shares by a non-U.S. shareholder would be subject to FIRPTA tax. Gains on the sale of shares in such a REIT, however, would not be subject to the FIRPTA tax, so long as the REIT was "domestically controlled." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. persons.

        You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on the indirect investment in stock or other securities of any REIT in which we invest.

MATERIAL CALIFORNIA INCOME TAX CONSIDERATIONS

        Our Manager has offices in California and thus we could be deemed to have California source income. Pursuant to sections 17955 and 23040.1 of the California Revenue and Taxation Code, however, individual partners who are not residents of California and corporate partners should not be subject to California income taxes on their share of our income or gains from "qualifying investment securities" if we qualify as an "investment partnership." Qualifying investment securities are defined as including, among other things, bonds or other debt securities, common stock, preferred stock, bond index securities and futures contracts and other similar financial securities and futures contracts on those securities, and options for purchase or sale of any of the above securities. An investment partnership is generally a partnership of which no less than ninety percent of the cost of its total assets consist of qualifying investment securities, bank deposits and office space and equipment necessary to carry on its activities as an investment partnership, and no less than ninety percent of its gross income consists of interest, dividends, and gains from the sale or disposition of qualifying investment securities. Qualification as an investment partnership must be determined on an annual basis. Because such qualification will depend on the nature of our future investments, no assurance can be provided that with respect to a particular taxable year we will qualify as an investment partnership, or that the California Franchise Tax Board will not challenge our determination of the composition of our gross income or gross assets, and therefore assert that we are not an investment partnership.

        This exclusion does not apply to a corporate partner with other income derived from or attributable to sources within California. The exclusion also generally does not apply to an individual partner if the investment activity of the partnership is interrelated with other business activities of that partner or its affiliates in California, or if the partner acquires its interest in us with working capital of a trade and business activity conducted in California in which such partner owns an interest.

        Even if we do not qualify as an investment partnership in a taxable year, nonresident individual partners and corporate partners generally should only be subject to income or franchise tax by California on their share of our income allocable or attributable to sources within California. Under California Revenue and Taxation Code section 17952, income of nonresident individual partners from stocks, bonds, debt securities and other intangibles generally is not California source income unless that nonresident buys and sells such property so regularly, systematically or continuously as to constitute doing business in the State. If we do not buy and sell our assets so regularly, systematically or continuously in California as to constitute doing business in California, then a nonresident partner arguably still has no California source income from its investment in us despite our not qualifying as an investment partnership, unless that investor's interest in our shares has acquired a business situs in California. The California Franchise Tax Board has referred to federal court cases regarding whether an investor is deemed to be trading or investing in securities for guidance in this determination. We expect that for most taxable years we will be treated as an investor for this purpose, and thus would not be deemed to be buying and selling our assets so regularly, systematically or continuously in California as to constitute doing business in California. There can be no assurance, however, that we will not act as a trader in a taxable year or that the California Franchise Tax Board will agree with our determination.

        Additionally, we may be required to withhold income taxes on the distributions of California source income to nonresident partners pursuant to sections 18662 and 18666 of the California Revenue and Taxation Code. California income tax withholding is levied at a rate of 7% of the distributions of California source income to domestic (non-foreign) nonresident partners and at the highest rate of tax imposed on individuals and corporations, respectively, of the allocated share of California source income for foreign (non-U.S.) partners. Based on our current and anticipated investments, we do not currently intend to withhold California income tax on our distributions to our holders that are not California residents.

        Prospective investors should consult with their own tax advisors regarding the application of California state tax with respect to an investment in our shares.

DESCRIPTION OF SHARES

General

        Each of our shares represents a limited liability company interest in KKR Financial Holdings LLC. We currently have only two classes of outstanding shares, our common shares and our 7.375% Series A LLC Preferred Shares (the "Series A Preferred Shares"). The following is a summary of some of the terms of the shares that may be offered by this prospectus. Our operating agreement provides for the issuance of our shares, as well as certain terms of our shares. The rights of holders of our shares are subject to, and may be adversely affected by, the terms of any then-outstanding preferred shares. The following summary of some of the terms of our shares, the operating agreement and the Delaware Limited Liability Company Act is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the operating agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which you may obtain as described under "Where You Can Find More Information," and the Delaware Limited Liability Company Act.

Common Shares

        We are authorized to issue, pursuant to action by our board of directors, without action by holders of our shares (unless action is required by applicable laws, regulations, the rules of any applicable stock exchange or by the terms of our outstanding preferred shares), up to 500,000,000 common shares in one or more classes or series. As of May 1, 2013, we had 204,784,871 common shares outstanding in a single series. Subject to the terms of our outstanding preferred shares, the aggregate number of common shares that we are authorized to issue may be increased from time to time by an amendment to the operating agreement upon the adoption of a resolution by our board of directors declaring such amendment to be advisable and approval of such amendment by the holders of at least a majority of our common shares then outstanding at a meeting of shareholders. Our Series A Preferred Shares do not have any voting rights with respect to the authorization of additional common shares.

        All outstanding common shares are duly issued. Holders of common shares, as such, are not entitled to any preemptive rights to subscribe for or purchase our shares or any other securities we may issue, and the common shares are not convertible at the option of the holders into other securities. Upon payment of the full consideration payable to us upon original issuance of any common shares, as determined by our board of directors, the holders of those common shares will not be obligated to make any additional capital contributions to us with respect to those common shares. All common shares are non-assessable. However, holders of common shares may be liable to us for certain distributions made to them in violation of the Delaware Limited Liability Company Act or the operating agreement as described below under "—Liability For Distributions" and "—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" and may also be required to make certain other payments as described under "—Certain Required Payments."

        Voting Rights.    Holders of outstanding common shares are entitled to one vote per common share as provided in the operating agreement. Subject to the voting rights of any other class or series of our shares that are then outstanding, the holders of common shares are entitled, at the annual meeting of the holders of our shares, to vote for the election of all of our directors. See "—Existing Preferred Shares—Voting Rights" below for information about certain voting rights of our Series A Preferred Shares. Because the operating agreement does not provide for cumulative voting rights, subject to the voting rights of any other class or series of our shares that are then outstanding, the holders of a plurality of the voting power of the then outstanding common shares represented at a meeting of the holders of the common shares will effectively be able to elect all our directors standing for election by the holders of our common shares.

        Distribution Rights.    We may, after payment of distributions required to be paid on any other class or series of shares having preference over the common shares as to distributions, including the Series A Preferred Shares, and subject to certain additional restrictions, declare and pay distributions on the common shares pursuant to action of our board of directors. Holders of record of our outstanding common shares are entitled to share ratably (based on the number of common shares held) in any distribution declared by our board of directors out of funds legally available therefor, subject to any restrictions on the payment of distributions imposed by the terms of any other outstanding shares and any statutory or contractual restrictions on the payment of distributions, including those in the operating agreement and the Delaware Limited Liability Company Act. See "—Existing Preferred Shares—Distributions" below for additional information about restrictions on the payment of distributions on the common shares.

        Dissolution Rights.    The operating agreement provides for our dissolution and winding up upon the occurrence of:

  •
  the adoption of a resolution by a majority vote of our board of directors approving our dissolution and the approval of such action by the affirmative vote of the holders of a majority of our outstanding shares entitled to vote thereon;

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  the unanimous vote of the holders of our outstanding shares to dissolve us;

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  the entry of a judicial decree that an event has occurred that makes it not reasonably practicable to carry on our business as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

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  the termination of the legal existence of our last remaining member or the occurrence of any other event that terminates the continued membership of our last remaining member, unless we continue without dissolution in a manner permitted under the operating agreement or the Delaware Limited Liability Company Act.

We refer to these events as "dissolution events."

        The operating agreement provides in general that, upon the occurrence of a dissolution event, our property shall be applied and distributed, to the extent permitted by law, in the following order:

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  first, to our creditors (including our Manager and members who are creditors, to the extent permitted by law) in satisfaction of our debts and other liabilities (whether by payment or making a provision for payment), other than liabilities referred to in the next bullet point;

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  second, except as provided in the operating agreement, to our members and former members in satisfaction of liabilities for certain distributions; and

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  the balance, if any, to our members in accordance with positive balances in their respective tax-based capital accounts required by the operating agreement, after giving effect to all contributions, distributions and allocations for all periods and subject, in the case of holders of our common shares, to any preferential distributions to which the holders of any of our other shares may be entitled upon dissolution.

        The operating agreement provides that it is intended that each common share shall receive an identical amount under the provision described in the last bullet point above.

        For a description of some of the provisions of our operating agreement that would be applicable to our Series A Preferred Shares in the event of our dissolution, see "—Existing Preferred Shares—Dissolution Rights" below.

Existing Preferred Shares

        We are authorized to issue, pursuant to action by our board of directors, without action by holders of our shares (unless action is required by applicable laws, regulations, the rules of any applicable stock exchange or by the terms of our outstanding preferred shares), up to 50,000,000 preferred shares in one or more classes or series. As of June 28, 2013, there were 14,950,000 preferred shares outstanding, all of which were Series A Preferred Shares. Subject to the terms of our outstanding preferred shares, the aggregate number of preferred shares that we are authorized to issue, and the authorized number of any class of our preferred shares, may be increased from time to time by an amendment to the operating agreement upon the adoption of a resolution by our board of directors declaring such amendment to be advisable and approval of such amendment by the holders of at least a majority of our common shares then outstanding at a meeting of shareholders. So long as any of our Series A Preferred Shares are outstanding, we must obtain the approval of two-thirds of the outstanding Series A Preferred Shares and all other series of equally ranked preferred shares then-outstanding, acting as a single class, in order to issue preferred shares senior to the Series A Preferred Shares. We may issue additional Series A Preferred Shares and shares that rank equally or junior to the Series A Preferred Shares without obtaining consent of holders of the Series A Preferred Shares.

        All outstanding Series A Preferred Shares are duly issued. Holders of Series A Preferred Shares, as such, are not entitled to any preemptive rights to subscribe for or purchase our shares or any other securities that we may issue, and the Series A Preferred Shares are not convertible at the option of the holders into other securities. All outstanding Series A Preferred Shares are non-assessable. Upon payment of the full consideration payable to us upon original issuance of any Series A Preferred Shares, as determined by our board of directors, the holders of such Series A Preferred Shares will not be obligated to make any additional capital contributions to us with respect to those shares. However, holders of Series A Preferred Shares may be liable to us for certain distributions made to them in violation of the Delaware Limited Liability Company Act or the operating agreement as described below under "—Liability For Distributions" and "—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" and may also be required to make certain other payments as described under "—Certain Required Payments."

        Voting Rights.    Holders of our Series A Preferred Shares do not have any voting rights except as described below or as otherwise required by law.

        If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares or six quarterly distributions (whether or not consecutive) payable on any other parity shares are in arrears, in each case, whether or not earned or declared, the number of directors then constituting our board of directors will be increased by two and the holders of the Series A Preferred Shares, voting together as a single class with the holders of any other series of parity shares upon which like voting rights have been conferred and are exercisable (any such other series, the "voting preferred shares"), will have the right to elect these two additional directors at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such voting preferred shares and at each subsequent annual meeting of shareholders until all such distributions and distributions for the then current quarterly period on the Series A Preferred Shares and such other voting preferred shares have been paid or declared and set aside for payment. Whenever all arrears in distributions on the Series A Preferred Shares and the voting preferred shares then outstanding have been paid and full distributions on the Series A Preferred Shares and the voting preferred shares for the then current quarterly distribution period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Shares and the voting preferred shares to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting our board of directors will be reduced accordingly. However, the right of the holders of the Series A Preferred Shares and the voting preferred shares to elect two additional directors will again vest if and whenever six quarterly distributions are in arrears, as described above.

        At any time after voting power has vested in the holders of Series A Preferred Shares and voting preferred shares as described above, the secretary of the company may, and upon the written request of any holder of Series A Preferred Shares shall, call a special meeting of the holders of Series A Preferred Shares and holders of the voting preferred shares for the election of the two directors described above. The term of directors elected by the Series A Preferred Shares and voting preferred shares shall be the period from such director's election until the next annual meeting of our members or special meeting held in lieu thereof if such director's office has not been previously terminated as provided above. If any vacancy shall occur among the directors elected by the Series A Preferred Holders and holders of the voting preferred shares, a successor shall be elected by the board of directors, upon the nomination of the then-remaining director elected by the Series A Preferred Holders and holders of the voting preferred shares or the successor of such remaining director. Holders of the Series A Preferred Shares and voting preferred shares may not elect any director, the election of whom would cause us to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the our securities may be listed) that listed companies must have a majority of independent directors.

        The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares and all other series of voting preferred shares, acting as a single class regardless of series, either at a meeting of shareholders or by written consent, is required in order:

            (i)  to amend, alter or repeal any provisions of the operating agreement or the share designation relating to the Series A Preferred Shares or other series of voting preferred shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the voting preferred shares, unless in connection with any such amendment, alteration or repeal, each Series A Preferred Share and voting preferred share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series A Preferred Shares or the voting preferred shares, as the case may be, or

           (ii)  to authorize, create or increase the authorized amount of, any class or series of beneficial interest having rights senior to the Series A Preferred Shares or voting preferred shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the cases of clauses (i) and (ii) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of voting preferred shares (including the Series A Preferred Shares for this purpose), the consent of the holders of at least two-thirds of the outstanding shares of each such class or series so affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the voting preferred shares (including the Series A Preferred Shares for this purpose) as a class.

        Distributions.    Distributions on the Series A Preferred Shares are payable quarterly when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 7.375%. Distributions on the Series A Preferred Shares are cumulative from their date of original issuance.

        The Series A Preferred Shares rank senior to our common shares with respect to the payment of distributions. Unless distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Shares for the then-current quarterly distribution period and all past quarterly distribution periods, no distribution may be declared or paid or set apart for payment on our common shares (or on any of our other equity securities that we may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Shares) other than distributions paid in shares junior to the Series A Preferred Shares or options, warrants or rights to subscribe for or purchase junior shares. Our board of directors, may, in its discretion, choose to pay distributions on the Series A Preferred Shares without the payment of any distributions on shares junior to the Series A Preferred Shares as to distributions. No distributions may be declared or paid or set apart for payment on any Series A Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of shares senior to the Series A Preferred Shares as to distributions.

        When distributions are not paid (or duly provided for) on any distribution payment date (or, in the case of Series A Series A parity shares (as defined below) having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period (as defined below) for the Series A Preferred Shares) in full upon the Series A Preferred Shares or any Series A parity shares, all distributions declared upon the Series A Preferred Shares and all such Series A parity shares payable on such distribution payment date (or, in the case of Series A parity shares having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period for the Series A Preferred Shares) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all accumulated unpaid distributions per share on the Series A Preferred Shares and all Series A parity shares payable on such distribution payment date (or in the case of non-cumulative Series A parity shares, unpaid distributions for the then-current distribution period (whether or not declared) and in the case of Series A parity shares having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period for the Series A LLC Preferred Shares) bear to each other.

        A "distribution period" is the period for these purposes is from and including a distribution payment date to, but excluding, the next distribution payment date.

        Ranking.    The Series A Preferred Shares ranks senior to our common shares with respect to payment of distributions and distribution of our assets upon our liquidation, dissolution or winding up. Unless otherwise specified in the applicable prospectus supplement, the Series A Preferred Shares will rank equally with the offered preferred shares with respect to payment of share distributions and distribution of our assets upon our liquidation, dissolution or winding up (such equally ranked shares, "Series A parity shares").

        While any Series A Preferred Shares are outstanding, we may not authorize or create any class or series of shares senior to the Series A Preferred Shares with respect to share distributions and distribution of our assets upon our liquidation, dissolution or winding up without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding

        Dissolution Rights.    Any Series A Preferred Shares outstanding at the time of a dissolution event shall be entitled to a payment out of our assets available for distribution to the holders of the Series A Preferred Shares following the satisfaction of all claims ranking senior to the Series A Preferred Shares. Such payment will equal the sum of the $25 liquidation preference per Series A Preferred Share and accumulated and unpaid distributions (whether or not declared), if any, to, but excluding, the date of the dissolution event (the "Series A Liquidation Value"), to the extent that we have sufficient gross income (excluding any gross income attributable to the sale or exchange of capital assets) in the year of the dissolution event and in the prior years in which the Series A Preferred Shares have been outstanding to ensure that each holder of Series A Preferred Shares will have a capital account balance equal to the Series A Liquidation Value.

        The capital account balance for each Series A Preferred Share will equal $25 initially and will be increased each year by an allocation of gross ordinary income recognized by us (including any gross ordinary income recognized in the year of the dissolution event). We refer to our gross income (excluding any gross income attributable to the sale or exchange of capital assets) as our "gross ordinary income." The allocations of gross ordinary income to the capital account balances for the Series A Preferred Shares in any year will not exceed the sum of the amount of distributions paid on the Series A Preferred Shares during such year and, to the extent the amount of our distributions in prior years exceeded the cumulative gross ordinary income allocated to the capital account balances for the Series A Preferred Shares in those years, the amount of such excess for all prior years. If our board of directors declares a distribution on the Series A Preferred Shares, the amount of the distribution paid on each such Series A Preferred Share will be deducted from the capital account balance for such Series A Preferred Share, whether or not such capital account balance received an allocation of gross ordinary income in respect of such distribution. The allocation of gross ordinary income to the capital account balances for the Series A Preferred Shares is intended to entitle the holders of the Series A Preferred Shares to a preference over the holders of outstanding common shares upon a dissolution event, to the extent required to permit each holder of a Series A Preferred Share to receive the Series A Liquidation Value in respect of such share. If, however, we were to have insufficient gross ordinary income to achieve this result, holders of Series A Preferred Shares would be entitled, upon a dissolution event, to less than the Series A Liquidation Value and may receive less than $25 per Series A Preferred Share.

        After each holder of Series A Preferred Shares receives a payment equal to the capital account balance for such holder's shares (even if such payment is less than the Series A Liquidation Value of such holder's shares), holders will not be entitled to any further participation in any distribution of our assets.

        If upon any dissolution event, the amounts payable with respect to the Series A Preferred Shares and any other outstanding series of parity shares are not paid in full, then the holders of the Series A Preferred Shares and the holders of such parity shares will share equally and ratably in any distribution of our assets in proportion to the full distributable amounts to which each such holder is entitled.

        Redemption Rights.    We may not redeem the Series A Preferred Shares prior to January 15, 2018 except as described below in connection with a "change of control event" (as defined below) or as provided below under "—Restrictions on Ownership". At any time or from time to time on or after

January 15, 2018 we may, at our option, redeem the Series A Preferred Shares, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a price of $25 per Series A Preferred Share plus accumulated and unpaid distributions (whether or not declared), if any, to, but excluding, the redemption date, if any. Holders of the Series A Preferred Shares will have no right to require the redemption of the such shares.

        If a change of control event occurs prior to January 15, 2018, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, upon at least 30 days' notice, within 60 days of the occurrence of such change of control event, at a price of $25.25 per Series A Preferred Share, plus accumulated and unpaid distributions (whether or not declared) to, but excluding, the redemption date, if any. If (i) a change of control event occurs (whether before, on or after January 15, 2018) and (ii) we do not give notice prior to the 31st day following the change of control event to redeem all the outstanding Series A Preferred Shares, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00% to 12.375%, beginning on the 31st day following such change of control event.

        A "change of control" for the purposes of our Series A Preferred Shares only is defined as:

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  the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group, of equity interests representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding equity interests;

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  the occupation of a majority of the seats (other than vacant seats) on our board of directors by persons who were neither (i) nominated by our board of directors nor (ii) appointed by directors so nominated; or

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  the acquisition of direct or indirect control of us by any person or group not in control of us on January 17, 2013;

  provided that for the purposes of this definition, no change of control shall be deemed to occur by reason of our becoming a wholly-owned subsidiary of a successor parent (as defined below).

  A "successor parent" for the purposes of our Series A Preferred Shares only is any person for which equity interests of such person representing more than 50% of the aggregate ordinary voting power issued and outstanding of such person immediately after the time we become a wholly-owned subsidiary of such person, are beneficially owned (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on January 17, 2013) by one or more persons that beneficially owned equity interests representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding equity interests immediately prior to our becoming a wholly-owned subsidiary of such person and in substantially the same proportion as immediately prior to our becoming a wholly-owned subsidiary of such person.

  A "below investment grade rating event" for the purposes of our Series A Preferred Shares only is defined as the rating on any of our senior unsecured debt securities is lowered in respect of a change of control and any of our senior unsecured debt securities are rated below investment grade (as defined in our operating agreement) by the rating agencies set forth in our operating agreement on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended until the ratings are announced if (i) during such period the rating of any of our senior unsecured debt securities is under publicly announced consideration for possible downgrade by both of such ratings agencies or (ii) during such period, either such rating agency has lowered the rating of any of our senior unsecured debt securities and the other such rating agency has publicly announced that it is considering any of our senior unsecured debt securities for possible downgrade); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event). We will request the rating agencies to make such confirmation in connection with any change of control.

  A "change of control event" for the purposes of our Series A Preferred Shares only means the occurrence of both a change of control and a below investment grade rating event.

        Conversion Rights.    The Series A Preferred Shares are not convertible into shares of any other class or series of shares or any other security.

        Maturity.    The Series A Preferred Shares do not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless we decide to redeem or repurchase them.

Other Preferred Shares

        Subject to the terms of our outstanding preferred shares, our board of directors may determine, without further action by the holders of our shares, the terms, designations, preferences, rights, powers, limitations, and duties of the preferred shares offered by this prospectus, including:

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  the ranking of such shares (which may be junior to, equivalent to, or senior or superior to, any existing classes of shares) relative to our other shares with respect to share distributions and distributions of our assets upon our liquidation, dissolution or winding up;

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  the right, if any, of such shares to share in our profits and losses or items thereof;

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  the right, if any, of such shares to share in our distributions, the dates distributions on such shares will be payable and whether distributions with respect to such shares will be cumulative or non-cumulative;

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  the rights of such shares upon our dissolution;

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  whether, and the terms and conditions upon which, we may redeem such shares;

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  whether such shares are issued with the privilege of conversion or exchange and, if so, the terms and conditions upon which the conversion or exchange may be made;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of such shares;

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  the right, if any, of the holder of each such share to vote;

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  number of shares that constitute the series or class;

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  whether depositary shares representing the offered preferred shares will be offered and, if so, the fraction or multiple of a preferred share that each depositary share will represent; and

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  the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

        Upon payment of the full consideration payable to us upon original issuance of any preferred shares offered by this prospectus, as determined by our board of directors, the holders of preferred shares will not be obligated to make any additional capital contributions to us with respect to such preferred shares. The preferred shares of offered by this prospectus, when issued and sold, will be nonassessable; however, holders of preferred shares may be liable to us for certain distributions made to them in violation of the Delaware Limited Liability Company Act or the operating agreement as described below under "—Liability For Distributions" and "—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" and may also be required to make certain other payments as described under "—Certain Required Payments."

  Depositary Shares

        We may, at our option, elect to offer fractional preferred shares or some multiple of preferred shares, rather than individual preferred shares. If we choose to do so, we will issue depositary shares evidenced by depositary receipts, each of which will represent a fraction or a multiple of a preferred share of a particular series as described below. The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of deposit agreements, depositary shares and depositary receipts.

        This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares.

        The shares of any series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a bank or trustee acting as depositary, which we refer to as the "preferred share depositary", and the holders from time to time of depositary receipts issued under the deposit agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of the preferred shares represented by that depositary share, to all the rights and preferences of the preferred shares represented by that depositary share, including voting, distribution and dissolution rights. The preferred share depositary for a series of preferred shares will be identified in the prospectus supplement for such series.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred shares. Immediately following the issuance of shares of a series of preferred shares represented by depositary shares, we will deposit those shares with the preferred share depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Distributions.    The preferred share depositary will distribute all cash distributions received on the related series of preferred shares to the record holders of depositary receipts relating to those series in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders, unless the preferred share depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

        The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes or other governmental charges.

        Withdrawal, conversion or exchange of Shares.    If any preferred share underlying the depositary shares is subject to provisions relating to its withdrawal, conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to withdraw, convert or exchange those depositary shares pursuant to those provisions.

        Voting.    Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts relating to the applicable series of preferred shares. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred shares, may instruct the preferred share depositary how to exercise his or her voting rights. The preferred share depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the offered preferred shares represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting preferred shares for which it does not receive specific written instructions from the holder of the depositary shares representing such preferred shares.

        Record Date.    Whenever:

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  any distribution becomes payable or any rights, preferences or privileges are offered with respect to the preferred shares underlying depositary shares; or

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  the preferred share depositary receives notice of any meeting at which holders of preferred shares underlying depositary shares are entitled to vote or of which such holders are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share underlying a depositary share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the underlying preferred shares) for the determination of the holders of depositary receipts who are:

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  entitled to receive such distribution, rights, preferences or privileges; or

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  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

        Redemption of Depositary Shares.    Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the preferred shares underlying the depositary shares. If we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem the number of depositary shares representing those preferred shares redeemed by us on the same redemption date. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as determined by the preferred share depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive, except the right to receive the redemption price. Any funds deposited by us with the preferred share depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

        Amendment and Termination of the Deposit Agreement.    We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. We may terminate the deposit agreement at any time with at least 60 days' prior written notice to the preferred share depositary. Within 30 days of the date of the notice, the preferred share depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of offered preferred shares as are represented by the depositary receipts. The deposit agreement will automatically terminate after all outstanding preferred shares underlying the applicable depositary shares have been redeemed or bought back or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

        Charges of preferred share depositary.    To the fullest extent permitted by applicable law, we will pay or cause to be paid, all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares underlying the depositary shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred shares are entitled to vote, withdrawals of the preferred shares by the holders of depositary receipts or redemption or conversion of the preferred shares, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

        Limitation on Liability of Company and preferred share depositary.    Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law, by any provision of our operating agreement or of the depositary shares or by any circumstance beyond its or our control from performing its or our obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

        Corporate Trust Office of Preferred Share Depositary.    The address of the preferred share depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the preferred share depositary will act as transfer agent and registrar for depositary receipts, and, if a series of preferred shares are redeemable, the preferred share depositary will act as redemption agent for the corresponding depositary receipts.

        Resignation and Removal of preferred share depositary.    The preferred share depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred share depositary. Any resignation or removal will take effect upon the appointment of a successor preferred share depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Liability for Distributions

        The Delaware Limited Liability Company Act imposes certain restrictions on distributions by a limited liability company to its members. In that regard, our operating agreement defines a "member" as any holder of our shares. The Delaware Limited Liability Company Act provides that any of our members who receives a distribution from us (including both distributions made by us from time to time and distributions in the event of our dissolution) and who knew at the time of the distribution that the distribution was in violation of these restrictions shall be liable to us for the amount of the distribution for three years, subject to extension under certain circumstances. Under the Delaware Limited Liability Company Act, a limited liability company may not in general make a distribution to any of its members if, after the distribution, all liabilities of the limited liability company, other than liabilities to its members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specific property of the limited liability company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the Delaware Limited Liability Company Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the nonrecourse liability. In addition, the Delaware Limited Liability Company Act and our operating agreement provide in general that, in the event of our dissolution, holders of our shares will be entitled to share in our assets legally available for distribution only after satisfaction of or provision for our liabilities to creditors and satisfaction of liabilities for certain distributions owing to our members and former members. See "—Certain Provisions of the Operating Agreement—Dissolution."

        In addition, our operating agreement provides that a member may be required to repay any distributions made to such member that are inconsistent with, or in violation of, the Delaware Limited Liability Company Act, any provision of the operating agreement or any other applicable law.

Liability for Unpaid Contributions

        Under the Delaware Limited Liability Company Act, unless otherwise provided in the operating agreement of a limited liability company, an assignee of limited liability company interests (such as our shares) who becomes a member of the limited liability company is liable for the obligations of the assignor of those interests to make any required contributions to the limited liability company, but the assignee is not obligated for, among other things, liabilities unknown to the assignee at the time it became a member and that could not be ascertained from the operating agreement. Under our operating agreement, a person who purchases our shares is deemed to become one of our members and is therefore subject to the provisions described in the preceding sentence.

Certain Required Payments

        Under our operating agreement, holders of our shares may be required to make certain other payments under certain circumstances. For example, a holder of our shares may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of those shares. In the event that we issue a new share certificate in place of any share certificate that has been lost, destroyed or stolen, we may require that the holder of the shares evidenced by the lost, destroyed or stolen certificate give the transfer agent for our shares a bond sufficient to indemnify the transfer agent against any claim made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate. In addition, we may require that a holder of our shares who requests that we call a special meeting of holders of our shares pay the costs of preparing and mailing the notice of meeting, including the proxy materials.

Grantor Trust

        Pursuant to our operating agreement, in the future our board of directors may implement a reorganization, without the consent of holders of our shares, whereby a Delaware statutory trust, which we refer to as a "Trust," would become the holder of all (or less if so provided by our board of directors) of our outstanding shares and each holder of our shares (other than any shares excluded by our board of directors) would receive shares of the Trust (representing beneficial interests in the Trust) in exchange for its shares in us. Our board of directors will have the power to decide in its sole discretion to implement such a trust structure subject to the limitations set forth below. We expect that we would treat the Trust as a grantor trust for U.S. federal income tax purposes. As such, for U.S. federal income tax purposes, each holder of Trust shares would be treated as the beneficial owner of a pro rata portion of our shares held by the Trust and holders of Trust shares would receive annual tax information relating to their investment on tax information statements similar to IRS Form 1099, rather than on IRS Schedule K-1. Pursuant to the operating agreement, our board of directors will not implement such a trust structure if it determines, in its sole discretion, that the reorganization would be taxable or would otherwise alter the benefits or burdens of ownership of our shares, including, without limitation, a holder's allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. Pursuant to the operating agreement, our board of directors will also be required to implement the reorganization in such a manner that does not have a material adverse effect on the voting or economic rights of our shares.

        The IRS could challenge the Trust's manner of reporting to investors (e.g., if the IRS asserts that the Trust constitutes a partnership or is ignored for U.S. federal income tax purposes). In addition, the Trust could be subject to penalties if it were determined that the Trust did not satisfy applicable partnership reporting requirements for U.S. federal income tax purposes. Any of these circumstances could have an adverse effect on the market value of our shares and of any other securities we may issue.

Certain Provisions of the Operating Agreement

        Term.    The operating agreement provides that we will remain in existence until terminated in accordance with the operating agreement.

        Agreement to be Bound by Operating Agreement; Power of Attorney.    By acquiring a share in KKR Financial Holdings LLC, you will be admitted as a member of KKR Financial Holdings LLC and shall become bound by the terms of the operating agreement. Pursuant to the operating agreement, each holder of our shares agrees to the consents and waivers contained in the operating agreement and grants to each of our chief executive officer, our president and our secretary (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution and to make certain amendments to the operating agreement.

        Election to be Treated as an Association Taxable as a Corporation.    The operating agreement provides that our board of directors may, without the consent or vote of holders of our shares, cause us to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes if the board receives an opinion from a nationally recognized financial adviser to the effect that our market valuation is expected to be significantly lower as a result of our continuing to be treated as a partnership for U.S. federal income tax purposes than if we instead elected to be treated as a corporation for U.S. federal income tax purposes.

        Restrictions on Ownership and Transfer.    Because we intend to maintain the flexibility to have REIT subsidiaries, the ownership of our shares must be widely held so that no more than 50% of the value of our outstanding shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities).

        The operating agreement, subject to certain exceptions, contains restrictions on the number of our shares that a person may own. The operating agreement provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares, excluding any outstanding shares not treated as outstanding for U.S. federal income tax purposes.

        The operating agreement, subject to certain exceptions, prohibits any person from beneficially or constructively owning shares that would result in any subsidiary of ours in which we own more than 50% of the equity securities and that has elected to be taxed as a REIT (we sometimes refer to any such subsidiary as, individually, a "REIT Subsidiary"), being "closely held" under Section 856(h) of the Code or otherwise cause a REIT Subsidiary to fail to qualify as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares which are transferred to a charitable trust (as described below), is required by the operating agreement to give written notice to us immediately, or, in the case of such a proposed or attempted transaction, to give us at least fifteen days prior written notice, and to provide us with such other information as we may request in order to determine the effect of such transfer on the status of any REIT subsidiary as a REIT. The foregoing restrictions on transferability and ownership may be terminated by our board of directors if it determines that it is no longer in our best interests for any REIT Subsidiary to continue to qualify as a REIT under the Code or that compliance with those restrictions is no longer required. As a result, our board of directors may terminate those restrictions if, for example, we were to sell or cease to operate any REIT Subsidiary. As of the date of this prospectus, we have one REIT Subsidiary, KFH II.

        Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as the board of directors may deem appropriate in order to conclude that granting the exemption will not cause any REIT subsidiary to lose its status as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to ensure each REIT subsidiary's status as a REIT.

        To the extent permitted by applicable law, any attempted transfer which, if effective, would result in a violation of the foregoing restrictions, will cause the number of shares causing the violation (rounded upwards to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust and will have no rights to distributions, rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid to the proposed transferee prior to our discovery that shares have been transferred to the trust must be paid on demand to the trustee. Any distribution authorized but unpaid will be required to be paid to the trustee when due. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to applicable law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trustee and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. If we have already taken irreversible action, however, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee is required to sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee is required to distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee must be paid immediately to the charitable beneficiary. If, prior to discovery that shares have been transferred to the trustee, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accepts the offer. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If the transfer of shares to a charitable trust would not be effective for any reason to prevent a violation of the foregoing restrictions then, to the fullest extent permitted by law, the transfer of that number of shares that would otherwise cause that violation shall be void ab initio and the intended transferee will acquire no rights in those shares. In addition, if our board of directors or any duly authorized committee thereof determines that a transfer or other event has taken place that has resulted in a violation of the foregoing restrictions or that a person intends or has attempted to acquire ownership of our shares in violation of those restrictions, the board of directors or such committee may take such action as it deems advisable to prevent such transfer or other event, including, without limitation, causing us to redeem shares, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event.

        All certificates representing our shares will bear a legend referring to the restrictions described above.

        Every owner of 0.5% or more (or such higher percentage as determined by the Manager, in good faith, in order to maintain each REIT Subsidiary's status as a REIT) in value of our shares, within 30 days after the end of each taxable year, is required by our operating agreement to give written notice to us stating the name and address of such owner, the number of shares which the owner beneficially owns and a description of the manner in which the shares are held. Each such owner of our shares is also required by the operating agreement to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on each REIT subsidiary's status as a REIT and to ensure compliance with the ownership limitations described above. In addition, each owner of shares is required by our operating agreement to provide to us such information as we may request, in good faith, in order to determine each REIT subsidiary's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine and ensure compliance with the ownership limitations described above.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of the holders of the shares.

        Election of Members of Our Board of Directors; Vacancies.    The operating agreement provides that the composition of the board of directors shall consist of at least a majority of independent directors. Except as may be provided by our board of directors in setting the terms of any class or series of our shares, the term of each director shall be the period from the effective date of such director's election until such director's successor is duly elected or appointed and qualified, or until such director's earlier death, resignation or removal and any vacancy on the board of directors shall be filled by a majority vote of the directors then in office, even if the remaining directors do not constitute a quorum. See "Existing Preferred Shares—Voting Rights" for information specific to directors elected by the holders of Series A Preferred Shares.

        Removal of Members of Our Board of Directors.    Subject to the rights of holders of any class or series of our shares that may be issued in the future, the operating agreement provides that any director, or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of our shares holding at least two-thirds of the votes entitled to be cast in the election of such directors. "Cause" is defined by the operating agreement to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

        Duties of Officers and Directors.    The operating agreement provides that, except as otherwise provided therein or otherwise required by the Delaware Limited Liability Company Act, the fiduciary duties of our directors will generally be consistent with those of a director of a Delaware corporation. However, our operating agreement further provides that, to the fullest extent permitted by law, none of our directors has any duties, fiduciary or otherwise, with respect to any action or inaction of our Manager and any actions or inactions of our directors that cause us to act in compliance with or in accordance with the management agreement shall be deemed consistent and compliant with the fiduciary duties of such directors and shall not constitute a breach of any duty under the operating agreement or existing in law, equity or otherwise. Likewise, the operating agreement provides that, to the extent permitted by law, none of our officers owes any duty, fiduciary or otherwise, to our members or to us with respect to any action or inaction of our Manager pursuant to the management agreement.

        The operating agreement also provides that any director, officer, employee or agent of ours may engage in or possess an interest in other profit-seeking or other business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with us, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to such persons. Our operating agreement further provides that if any director, officer, employee or agent of ours acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us, that person has no duty to communicate or offer that opportunity to us and shall not be liable to us or to our members for breach of duty, including fiduciary duty under the operating agreement, at law, in equity or otherwise, by reason of the fact that such person pursues or acquires for or directs that opportunity to another person or does not communicate that opportunity to us; and that neither we nor any of our members has any rights or obligations by virtue of the operating agreement in or to any such independent ventures or the income or profit or losses derived therefrom, and the pursuit of such ventures, even if competitive with our activities, shall not be deemed wrongful or improper or a breach of any duty existing under the operating agreement, at law, in equity or otherwise.

        Limitation of Liability and Indemnification of Directors and Officers.    The operating agreement provides that none of our directors will be liable to us, or any subsidiary of ours, or any holder of our shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with our company, including any breach of fiduciary duty, except (1) for any breach of the director's duty of loyalty to us or the holders of our shares; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director derived an improper benefit.

        The operating agreement further provides that, to the fullest extent permitted by law, none of our directors shall be liable to us, to any holder of our shares or to any other person for (1) any action taken or not taken as required by the operating agreement; (2) any action taken or not taken as permitted by the operating agreement and with respect to which such director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in our best interests; or (3) our compliance with an obligation incurred or the performance of any agreement entered into prior to that director having become one of our directors.

        The operating agreement further provides that each director shall, in the performance of such director's duties, be fully protected in relying in good faith upon our records and upon such information, opinions, reports or statements presented to us by the Manager, or employees of the Manager, or any of our officers, or committees of our board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence, including, without limitation, information, opinions, reports or statements as to the value and amount of our assets, liabilities, profits or losses, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay our claims and obligations or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of our assets from which distributions to members might properly be paid.

        The operating agreement further provides that a director shall not be liable to us, to any other director, to any holder of our shares or to any other person that is a party to or otherwise bound by the operating agreement for breach of fiduciary duty for such director's good faith reliance on the provisions of the operating agreement.

        The operating agreement provides that we may indemnify, to the fullest extent permitted by law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was a director, officer, employee, tax matters member (as defined in the operating agreement) or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        The operating agreement provides that we may, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our favor by reason of the fact that such person is or was a director, officer, employee, tax matters member or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of that action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The operating agreement provides that, to the extent that a present or former director, officer or tax matters member of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of the two preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The operating agreement provides that each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

        The operating agreement also authorizes us, to the fullest extent permitted by law, to pay expenses (including attorneys' fees) incurred by a director, officer, employee, tax matters member or agent of ours in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the operating agreement. The operating agreement provides that the indemnification provisions therein are intended to comply with the requirements of and to provide indemnification and advancement rights substantially similar to those made available to directors, officers, employees and agents of a corporation incorporated under the Delaware General Corporation Law.

        Limitation on Special Meetings and Actions by Written Consent.    The operating agreement provides that special meetings of the holders of our shares may only be called by the chairman of the board of directors, the president, the chief executive officer or the board of directors, or by the secretary upon the written request of the holders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. In addition, the operating agreement provides that action may only be taken by written consent of holders of our shares if the unanimous written consent of all of the holders of our shares entitled to vote or consent to such matter is received. The inability of holders of our shares to easily call a special meeting or take action by written consent could render more difficult or discourage an attempt to obtain control of us. See "Existing Preferred Shares—Voting Rights" for information specific to special meetings of holders of Series A Preferred Shares.

        Advance Notice Requirements for Director Nominations and Proposals by Holders of Our Shares.    The operating agreement provides that nominations of individuals for election to the board of directors at an annual meeting of holders of our shares and the proposal of business to be considered at an annual meeting of holders of our shares may be made only:

          (1)   pursuant to our notice of the meeting,

          (2)   by or at the direction of our board of directors, or

          (3)   by a holder of our shares who was a holder of our shares of record both at the time of giving of notice by such holder of our shares as provided for in the operating agreement and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the operating agreement.

        With respect to special meetings of holders of our shares, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only:

          (1)   pursuant to our notice of the meeting,

          (2)   by or at the direction of our board of directors, or

          (3)   provided that the board of directors has determined that directors will be elected at the meeting, by a holder of our shares who was a holder of record both at the time of giving of notice by such holder as provided for in the operating agreement and at the time of the special meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the operating agreement.

        The operating agreement provides that holders of our shares seeking to bring business before an annual meeting of holders of our shares or to nominate candidates for election as directors at an annual meeting of holders of our shares must generally provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year's annual meeting of holders of our shares. The operating agreement also provides that in the event we call a special meeting of holders of our shares for the purpose of electing one or more individuals to the board of directors, any holder of our shares seeking to nominate a candidate for election at that meeting must provide notice thereof to us in writing not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees for director proposed by the board of directors to be elected at such meeting.

        Mergers and Sales of Assets.    Subject to the provisions described in the second paragraph under "—Provisions in the Operating Agreement that may have an Anti-Takeover Effect" below, the operating agreement provides that we may not merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or sell, lease or exchange all or substantially all of our property or assets, unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of each class of our shares then outstanding and entitled to vote thereon, except that no vote by the holders of our shares is required in the case of a transaction described above under "—Grantor Trust" or, in general, any transaction involving any of our subsidiaries or their assets.

        Replacement of Our Manager.    The operating agreement provides that, if our management agreement is terminated and the board of directors determines that a replacement manager should be retained, the affirmative vote of a majority of the outstanding shares is required to retain such replacement manager.

        Amendment of the Operating Agreement.    The operating agreement (including the distribution provisions thereof) may be amended only by a majority vote of our board of directors, or a duly authorized committee thereof, except that amending specified provisions of the operating agreement that relate to the following matters (other than to correct administrative or ministerial errors or omissions or for clarification) requires an affirmative vote of holders of at least a majority of the shares present in person or represented by proxy at a meeting of holders of our shares:

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  provisions requiring the approval by our board of directors and by the holders of at least a majority of our outstanding shares to increase the number of our authorized shares or the authorized number of any class of our shares;

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  provisions to the effect that, except as may otherwise be specified by our board of directors in establishing the terms of any class of our shares, each of our shares is entitled to one vote on all matters submitted for the approval of our shareholders, and giving our board of directors the right to reclassify shares into one or more classes or series;

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  the provisions described under "—Replacement of Our Manager" and "—Mergers and Sales of Assets";

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  some of the provisions described in the second paragraph under "—Provisions in the Operating Agreement that may have an Anti-Takeover Effect";

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  the provisions described in the first two bullet points of the first paragraph under "—Dissolution"; and

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  the provision of the operating agreement governing amendments thereof.

        As a result of its broad authority to amend the operating agreement, our board of directors could, in the future, choose to amend the operating agreement to include provisions that have the intention or effect of discouraging takeover attempts.

        In addition, the operating agreement gives our board of directors broad authority to effect amendments to the provisions of the operating agreement that can change many of the terms of our shares without the consent of holders of our shares. As a result, our board of directors may, without the approval of holders of our shares, make changes to many of the terms of our shares that are adverse to the holders of our shares.

Provisions in the Operating Agreement that may have an Anti-Takeover Effect

        Some of the provisions in the operating agreement described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

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  allowing only our board of directors to fill newly created directorships, except as provided by the terms of any outstanding preferred shares;

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  requiring that directors may be removed only for cause (as defined in the operating agreement) and then only by the affirmative vote of holders of our shares representing at least two-thirds of the votes entitled to be cast in the election of such directors;

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  requiring advance notice for holders of our shares to nominate candidates for election to our board of directors or to propose business to be considered by holders of our shares at a meeting of holders of our shares;

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  our ability, except as provided by the terms of any outstanding preferred shares, to issue additional securities, including, but not limited to, preferred shares, without approval by holders of our shares;

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  a prohibition on any person directly or indirectly beneficially or constructively owning more than 9.8% in value or number of any class or series of our outstanding shares, whichever is more restrictive;

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  the ability of our board of directors to amend the operating agreement without the approval of the holders of our shares except under certain specified circumstances; and

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  limitations on the ability of holders of our shares to call special meetings of holders of our shares or to act by written consent.

        In addition, the operating agreement contains provisions based on Section 203 of the Delaware General Corporation Law which in general prohibit us from engaging in a "business combination" with an "interested member" (as those terms are defined in the operating agreement), unless such business combination is approved by the affirmative vote of the holders of 66 and 2/3% of each class of our outstanding shares, excluding shares held by the interested member or any affiliate or associate of the interested member. However, if, as described in clause (1) of the following paragraph, a majority of our board of directors approves the transaction pursuant to which a person would have become an "interested member," such person will not be deemed an "interested member" and the foregoing prohibition on business combinations with such person will not apply.

        An "interested member" is, in general and subject to exceptions, (1) a person who is, or was at any time within the prior three-year period immediately prior to the date in question, the beneficial owner of 15% or more of our outstanding shares and who did not become the beneficial owner of such amount of shares pursuant to a transaction that was approved by a majority of our board of directors or (2) a person who is an assignee of, or has otherwise succeeded to, any of our shares of which an interested member was the beneficial owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

        A "business combination" includes, in general and among other things,

          (1)   any merger or consolidation of us or any of our subsidiaries with an interested member or any other person that is, or after that transaction would be, an affiliate or associate of an interested member;

          (2)   any sale, lease, exchange, mortgage, pledge or transfer or other disposition, in one transaction or a series of transactions, to or with, or proposed by or on behalf of, an interested member or an affiliate or associate of an interested member, of any property or assets of us or any of our subsidiaries having an aggregate fair market value of not less than 10% of our "net investment value;"

          (3)   the issue or transfer by us or any of our subsidiaries, in one transaction or a series of transactions, of any securities issued by us or that subsidiary to, or proposed by or on behalf of, an interested member or an affiliate or associate of an interested member in exchange for cash, securities or other property having an aggregate fair market value of not less than 10% of our "net investment value;"

          (4)   any spin-off or split-up of any kind of us or any of our subsidiaries proposed by or on behalf of an interested member or any of its affiliates or associates;

          (5)   any reclassification of our shares or the securities of any of our subsidiaries or recapitalization of us or such subsidiary, or any merger or consolidation of us or such subsidiary with another subsidiary, or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of our outstanding shares or the securities of such subsidiary that are beneficially owned by an interested member or any of its affiliates or associates; or

          (6)   any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (1) through (5) above.

        The operating agreement defines "net investment value" as, in general, the aggregate market value of our outstanding shares, plus the amount of our borrowings (other than intercompany borrowings), plus the value of certain future investments we have committed to make, less the amount of our cash and cash equivalents, subject to certain adjustments.

        Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to the Manager in the event of a termination.

        In addition, the change of control redemption feature of the Series A Preferred Shares described above in "Existing Preferred Shares—Redemption Rights" may, in certain circumstances, make more difficult or discourage a sale or takeover of us.

Transfer Agent, Registrar and Paying Agent

        American Stock Transfer & Trust Company, LLC acts as the transfer agent and registrar for the common shares and the transfer agent, registrar and paying agent for the Series A Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

        We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be our unsubordinated and unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "secured debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term "unsecured debt securities" means any debt securities that are not secured debt securities; and the term "debt securities" includes both unsecured debt securities and secured debt securities.

        The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee. The trustee shall be Wells Fargo, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the "indenture" and the "trustee" refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act of 1939."

        The following summary of selected provisions of the indenture, the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see "Where You Can Find More Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

        Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to "KKR Financial," "we," "our company," "us" and "our" and other similar references mean KKR Financial Holdings LLC, excluding its subsidiaries.

        The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

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  the title of the series of debt securities;

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  any limit on the aggregate principal amount of debt securities of the series;

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  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

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  whether any debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the name of the depositary for the global debt securities;

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  if any debt securities are to be issuable as bearer debt securities, the date as of which any such bearer debt securities shall be dated;

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  the extent to which, or the manner in which, any interest payable on a temporary global note will be paid, if other than in the manner provided in the indenture;

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  the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

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  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

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  the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

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  the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

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  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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  the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

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  the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

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  the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

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  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form ("registered debt securities") or $5,000, in the case of bearer debt securities;

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  the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

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  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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  if other than U.S. dollars, the foreign currency in which payment of the principal of, any premium or interest on or any Additional Amounts (as defined below) with respect to any of such Securities shall be payable;

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  if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

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  if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

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  any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

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  any addition to, or modification or deletion of, any term related to satisfaction or discharge, defeasance or covenant defeasance with respect to debt securities of the series;

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  if any of such debt securities are to be issuable upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

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  if any of such debt securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

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  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the debt securities of the series to any Holder who is a United States Alien in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

  •
  if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each registrar, paying agent or authenticating agent with respect to the debt securities;

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  the Person to whom any interest on a note of the series shall be payable, if other than the Person in whose name that note is registered on the applicable record date;

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  the manner in which, or the Person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

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  if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements; and

  •
  any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement, if applicable.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we, at our option, may make payments of interest on any registered note by check mailed to the address of the Person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer note will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States of America if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

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  register the transfer of or exchange any registered note, or portion of any registered note, selected for redemption, except the unredeemed portion of any registered note being redeemed in part;

  •
  exchange any bearer note selected for redemption, except to exchange a bearer note for a registered note of that series of like tenor and terms that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange a note which has been surrendered for repayment at the option of the holder, except the portion, if any, of the note not to be repaid.

Ranking of Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the unsecured debt securities of each series will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. Unless otherwise indicated in the applicable prospectus supplement, the secured debt securities of each series will be our unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness, except that the secured debt securities of any series will effectively rank senior to our unsecured and unsubordinated indebtedness in respect of claims against the collateral that is pledged to secure those secured debt securities.

        The debt securities will be our obligations exclusively. We are a holding company and substantially all of our consolidated assets are held and substantially all of our consolidated revenues are generated by our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide cash to us, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities or to make any funds available to us. Certain debt and security agreements entered into by certain of our subsidiaries contain various restrictions, including restrictions on payments and loans by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to additional contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

        The unsecured debt securities will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of our secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amounts owed by us under our unsecured indebtedness, including the unsecured debt securities, until that secured indebtedness is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit our ability to incur secured indebtedness.

        The unsecured debt securities will be effectively subordinated to all existing and future liabilities and preferred equity of our subsidiaries. These liabilities may include indebtedness, trade payables, other guarantees, lease obligations, swaps and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of unsecured debt securities, to participate in the assets of any subsidiary upon that subsidiary's bankruptcy, liquidation, dissolution, reorganization or similar circumstances will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one or more of our subsidiaries, our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any of our subsidiaries to incur additional secured or unsecured indebtedness, guarantees or other liabilities.

Book-entry Debt securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a note is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

        Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global note will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be, we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series, we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

        Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a participant in the Euroclear System or another securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with Persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global note from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt securities

        The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

        The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any Person unless:

  •
  either (1) we shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

  •
  immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

  •
  the trustee shall have received the officers' certificate and opinion of counsel called for by the indenture.

        In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor Person of the supplemental indenture described above, such successor Person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor Person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

          (1)   default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when such interest or Additional Amount, as the case may be, becomes due and payable, and continuance of such default for a period of 30 days;

          (2)   default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

          (3)   default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

          (4)   default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible note of that series or upon the exchange of any note of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

          (5)   default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any note of that series (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

          (6)   default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

          (7)   failure by us or any of our Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $60.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

          (8)   specified events of bankruptcy, insolvency or reorganization with respect to us; or

          (9)   any other Event of Default established for the debt securities of that series.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will transmit by mail (or in the case of debt securities held in book-entry, by electronic transmission) to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

        The indenture provides that if an Event of Default (other than an Event of Default specified in clause (9) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (9) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (9) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (9) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

  •
  such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

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  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

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  such holder or holders have offered to the trustee indemnity satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

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  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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  no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

        Notwithstanding any other provision of the indenture, the holder of a note will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that note on the respective due dates for those payments and, in the case of any note which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that note in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        Unless otherwise provided in the applicable prospectus supplement, the indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no such modification or amendment shall, among other things:

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  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

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  reduce the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any note, whether such redemption is mandatory or at our option, or upon the repurchase of any note at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

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  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

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  adversely affect any right of repayment or repurchase of any debt securities at the option of any holder;

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  change any place where or the currency in which debt securities are payable;

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  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any note which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that note in accordance with its terms;

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  make any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

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  reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

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  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

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  without in each case obtaining the consent of the holder of each outstanding note issued under such indenture affected by the modification or amendment.

        Unless otherwise provided in the applicable prospectus supplement, the indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

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  to evidence the succession of another Person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

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  to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

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  to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

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  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

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  to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

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  to add any additional Events of Default with respect to all or any series of debt securities;

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  to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely affect the interest of any holder of a note of such series or any other note in any material respect;

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  to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

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  to make any change to the indenture or any debt securities to conform the terms thereof to the terms reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities;

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  in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

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  to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

        Unless otherwise provided in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of the affected series.

        The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding note affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the Persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

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  either

            (A)  all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

            (B)  all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have irrevocably deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

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  we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

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  the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

        If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amounts as described above.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

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  to defease and be discharged from all of our obligations with respect to that series of debt securities ("defeasance"), except for:

            (1)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

            (2)   the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

            (3)   certain other limited obligations.

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  to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

        If we effect defeasance with respect to the debt securities of any series and those debt securities provide for the payment of Additional Amounts, we will remain obligated, following the effectiveness of such defeasance, to pay the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amount as described above.

        The defeasance or covenant defeasance described above shall only be effective if, among other things:

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  it shall not result in a breach or violation of, or constitute a default under, the indenture;

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  in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the IRS a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

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  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

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  if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

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  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

        As used in the indenture, the following terms have the meanings specified below:

        The term "Corporation" includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term "corporation" means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

        "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

        "Non-recourse Debt" means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other Person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

        "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, other entity, government or any agency or subdivision thereof.

        "Significant Subsidiary" means, as of any date of determination, a Subsidiary of ours that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

        "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

        The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

        Wells Fargo, National Association may act as trustee under one or more of the indentures.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any warrants, subscription rights, purchase contracts or purchase units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

        We or any selling securityholders may sell the securities offered by this prospectus:

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  through underwriters or dealers;

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  through agents; or

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  directly to purchasers.

        The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        We will describe in a prospectus supplement or a free writing prospectus the particular terms of the offering of the securities, including the following:

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  the method of distribution of the securities offered thereby;

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  the names of any underwriters or agents;

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  the proceeds we will receive from the sale, if any;

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  any discounts and other items constituting underwriters' or agents' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the applicable securities may be listed.

        The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling securityholders. We or any selling securityholders may also sell securities through agents or dealers designated by us or any selling securityholders. We or any selling securityholders also may sell securities directly, in which case no underwriters or agents would be involved.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling securityholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We or any selling securityholders may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.

        In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

        Some or all of the securities may be new issues of securities with no established trading market. Neither we nor any selling securityholders can give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

        Certain federal income tax matters in connection with the securities have been passed on by Hunton & Williams LLP. Richards, Layton & Finger, P.A. have passed upon the validity of the common shares and the preferred shares. Shartsis Friese LLP, our special California tax counsel, have passed upon certain California tax matters for us. Willkie Farr & Gallagher LLP, our special 1940 Act counsel, have passed upon certain 1940 Act matters for us. Simpson Thacher & Bartlett LLP have passed upon the validity of the deposit agreements relating to depositary shares and the warrants, subscription rights, debt securities, purchase contracts and purchase units offered hereby under the laws of the State of New York, and have provided certain other legal services to us in connection with this prospectus. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common shares.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus is a part, with respect to the securities to be sold pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to us and the securities to be sold pursuant to this prospectus, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and in the documents incorporated and deemed to be incorporated by reference herein or in any prospectus supplement or free writing prospectus as to the contents of any contract or other document do not purport to be complete and, where that contract or document is an exhibit to the registration statement or an exhibit to a document incorporated or deemed to be incorporated by reference in the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800- SEC-0330. Copies of the registration statement, including the exhibits, and the other documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at http://www.sec.gov. You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. We are subject to the information and reporting requirements of the Exchange Act, and file periodic reports, proxy statements and other information with the SEC.

INCORPORATION BY REFERENCE

        This prospectus "incorporates by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including portions of our Proxy Statement for our 2013 annual meeting of holders of our common shares held on May 1, 2013 to the extent specifically incorporated by reference into such Form 10-K;

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  our Quarterly Report on Form 10-Q for the three months ended March 31, 2013;

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  our Current Reports on Form 8-K filed with the SEC on January 11, 2013, January 17, 2013, January 18, 2013, February 5, 2013, February 7, 2013, March 1, 2013, March 28, 2013, May 1, 2013, May 3, 2013 and June 26, 2013;

  •
  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on April 30, 2007, and any amendment or report filed thereafter for the purpose of updating that description; and

  •
  the description of our preferred shares included in our Registration Statement on Form 8-A filed with the SEC on January 17, 2013, and any amendment or report filed thereafter for the purpose of updating that description; and

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  the description of our 7.500% Senior Debt securities due 2042 included in our Registration Statement on Form 8-A filed with the SEC on March 20, 2012, and any amendment or report filed thereafter for the purpose of updating that description; and

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  the description of our 8.375% Senior Debt securities due 2041 included in our Registration Statement on Form 8-A filed with the SEC on November 15, 2011, and any amendment or report filed thereafter for the purpose of updating that description.

  We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC. We will provide free copies of any of those documents, if you write or telephone us at:

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104
Attention: Investor Relations
(415) 315-3620

        You also may review a copy of the prospectus and registration statement and its exhibits at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet website (See "Where You Can Find More Information" above).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses (other than underwriters', dealers' and agents' compensation), all of which will be paid by us, to be incurred by us in connection with the registration of the securities. All the amounts, except the SEC registration fee, shown are estimates and will be incurred from time to time as securities are offered under this registration statement.

Securities and Exchange Commission registration fee	$(1)
FINRA filing fee	(2)
NYSE supplemental listing fee	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)
SEC registration fees are being deferred pursuant to Rules 456(b) and 457(r).

(2)
These fees and expenses depend on the securities offered and number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

KKR Financial Holdings LLC

        The amended and restated operating agreement, or the "operating agreement," of KKR Financial Holdings LLC, or "KFN," provides that a director of KFN will not be liable to KFN, or any subsidiary of KFN, or any holder of KFN's shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with KFN, including any breach of fiduciary duty, except: (i) for any breach of the director's duty of loyalty to KFN or the holders of KFN's shares; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper benefit.

        The operating agreement provides that, to the fullest extent permitted by law, a director of KFN shall not be liable to KFN, any holder of KFN's shares or any other person for: (i) any action taken or not taken as required by the operating agreement; (ii) any action taken or not taken as permitted by the operating agreement and, with respect to which, such director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of KFN; or (iii) KFN's compliance with an obligation incurred or the performance of any agreement entered into prior to such director having become a director of KFN.

        The operating agreement further provides that each director of KFN shall, in the performance of such director's duties, be fully protected in relying in good faith upon our records and upon such information, opinions, reports or statements presented to KFN by the Manager, or employees of the Manager, or any of KFN's officers, or committees of the KFN board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence, including, without limitation, information, opinions, reports or statements as to the value and amount of KFN's assets, liabilities, profits or losses, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay KFN's claims and obligations or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of assets belonging to KFN from which distributions to members might properly be paid.

        The operating agreement provides that a director shall not be liable to KFN or to any other director or any holder of KFN's shares or any other person that is a party to or otherwise bound by the operating agreement for breach of fiduciary duty for such director's good faith reliance on the provisions of the operating agreement.

        The operating agreement provides that KFN may indemnify, to the fullest extent permitted by law, a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KFN) by reason of the fact that the person is or was a director, officer, employee, tax matters member or agent of KFN, or is or was serving at the request of KFN as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of KFN, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        The operating agreement provides that KFN may, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of KFN to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, tax matters member or agent of KFN, or is or was serving at KFN's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of that action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to KFN's best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to KFN unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The operating agreement provides that, to the extent that a present or former director, officer or tax matters member of KFN has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of the two preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The operating agreement provides that each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on behalf of KFN in furtherance of the interests of KFN in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of KFN.

        The operating agreement also authorizes KFN, to the fullest extent permitted by law, to pay expenses (including attorneys' fees) incurred by a director, officer, employee, tax matters member or agent of KFN in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by KFN as authorized in the operating agreement. The operating agreement provides that the indemnification provisions therein are intended to comply with the requirements of and to provide indemnification and advancement rights substantially similar to those made available to directors, officers, employees and agents of a corporation incorporated under the Delaware General Corporation Law.

Item 16.    Exhibits.

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement for any securities registered hereby.(1)
3.1
Amended and Restated Operating Agreement of the Registrant, dated May 3, 2007, as amended May 7, 2009 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (File No. 001-33437) filed with the SEC on August 6, 2009).(2)
3.2
Amendment No. 1 to the Amended and Restated Operating Agreement of KKR Financial Holdings LLC, dated February 28, 2010 (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (File No. 001-33437) filed with the SEC on March 1, 2010).(2)
3.3
Amendment No. 2 to the Amended and Restated Operating Agreement of KKR Financial Holdings LLC, effective as of January 10, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 11, 2013.(2)
3.4
Share Designation of the 7.375% Series A LLC Preferred Shares, dated as of January 17, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 17, 2013).(2)
3.5	Form of share designation establishing the terms of preferred shares offered hereby.(1)
4.1	Form of Certificate for Common Shares (incorporated by reference to our Registration Statement on Form S-4 (File No. 333-140586) filed with the SEC on February 9, 2007).(2)
4.2
Indenture, dated as of January 15, 2010, between KKR Financial Holdings LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 15, 2010).(2)
4.3
Supplemental Indenture, dated as of January 15, 2010, between KKR Financial Holdings LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 15, 2010).(2)
4.4	Form of 7.50% Convertible Senior Note due January 15, 2017 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 15, 2010).(2)
4.5
Indenture, dated as of November 15, 2011, between KKR Financial Holdings LLC and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on November 15, 2011).(2)
4.6
Supplemental Indenture, dated as of November 15, 2011, between KKR Financial Holdings LLC and Wilmington Trust, National Association and Citibank, N.A. (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on November 15, 2011).(2)

Exhibit No.	Description of Exhibits
4.7	Form of 8.375% Senior Note due November 15, 2041 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on November 15, 2011).(2)
4.8
Second Supplemental Indenture, dated as of March 20, 2012, between KKR Financial Holdings LLC, Wilmington Trust, National Association, as Trustee, and Citibank N.A., as Authenticating Agent, Paying Agent and Security Registrar (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on March 20, 2012).(2)
4.9	Form of 7.500% Senior Note due March 20, 2042 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on March 20, 2012).(2)
4.10
Form of 7.375% Series A LLC Preferred Share Global Certificate (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 17, 2013).(2)
4.11	Form of certificate evidencing preferred offered hereby.(1)
4.12	Form of deposit agreement (including form of depositary receipt).(1)
4.13	Form of warrant agreement (including form of warrant certificate).(1)
4.14	Form of subscription rights certificate for common shares or preferred shares.(1)
4.15	Form of subscription rights certificate for depositary shares or debt securities.(1)
4.16	Form of indenture governing the debt securities by and between KKR Financial Holdings LLC and Wells Fargo, National Association as Trustee.(3)
4.17	Form of debt securities.(1)
4.18	Form of purchase contract agreement.(1)
4.19	Form of purchase unit agreement.(1)
4.20	Form of pledge agreement relating to purchase contracts or purchase units.(1)
4.21	Form of deposit agreement relating to purchase contracts or purchase units.(1)
5.1	Opinion of Richards, Layton & Finger, P.A.(3)
5.2	Opinion of Simpson Thacher & Bartlett LLP.(3)
8.1	Opinion of Hunton & Williams LLP.(3)
12.1	Computation of Ratios of Earnings to Fixed Charges.(3)
23.1	Consent of Deloitte & Touche LLP.(3)
23.2	Consent of Willkie Farr & Gallagher LLP.(3)
23.3	Consent of Shartsis Friese LLP.(3)
23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).(3)
23.5	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2).(3)
23.6	Consent of Hunton & Williams LLP (included in Exhibit 8.1).(3)
24.1	Power of Attorney (included in signature pages to this Registration Statement).(3)

Exhibit No.	Description of Exhibits
25.1	Statement of Eligibility of Wells Fargo, National Association on Form T-1 in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.(3)

(1)
To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

(2)
Previously filed.

(3)
Filed herewith.

Item 17.    Undertakings.

  (a)
  Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 28, 2013.

KKR FINANCIAL HOLDINGS LLC
By:	/s/ WILLIAM C. SONNEBORN
	Name:	William C. Sonneborn
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints William C. Sonneborn or any one of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to the registration statement, and any and all related registration statements pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments and post-effective amendments thereto, in each case with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2013.

Signature	Title

/s/ WILLIAM C. SONNEBORN William C. Sonneborn	Chief Executive Officer and Director (Principal Executive Officer)
/s/ MICHAEL R. MCFERRAN Michael R. McFerran	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ PAUL M. HAZEN Paul M. Hazen	Chairman and Director
/s/ TRACY COLLINS Tracy Collins	Director

Signature	Title

/s/ ROBERT L. EDWARDS Robert L. Edwards	Director
/s/ VINCENT PAUL FINIGAN Vincent Paul Finigan	Director
/s/ R. GLENN HUBBARD R. Glenn Hubbard	Director
/s/ ROSS J. KARI Ross J. Kari	Director
/s/ ELY L. LICHT Ely L. Licht	Director
/s/ DEBORAH H. MCANENY Deborah H. McAneny	Director
/s/ SCOTT C. NUTTALL Scott C. Nuttall	Director
/s/ SCOTT A. RYLES Scott A. Ryles	Director
/s/ WILLY STROTHOTTE Willy Strothotte	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement for any securities registered hereby.(1)
3.1
Amended and Restated Operating Agreement of KKR Financial Holdings LLC, dated May 3, 2007, as amended May 7, 2009 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (File No. 001-33437) filed with the SEC on August 6, 2009).(2)
3.2
Amendment No. 1 to the Amended and Restated Operating Agreement of KKR Financial Holdings LLC, dated February 28, 2010 (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (File No. 001-33437) filed with the SEC on March 1, 2010).(2)
3.3
Amendment No. 2 to the Amended and Restated Operating Agreement of KKR Financial Holdings LLC, effective as of January 10, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 11, 2013.(2)
3.4
Share Designation of the 7.375% Series A LLC Preferred Shares, dated as of January 17, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 17, 2013).(2)
3.5	Form of share designation establishing the terms of preferred shares offered hereby.(1)
4.1	Form of Certificate for Common Shares (incorporated by reference to our Registration Statement on Form S-4 (File No. 333-140586) filed with the SEC on February 9, 2007).(2)
4.2
Indenture, dated as of January 15, 2010, between KKR Financial Holdings LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 15, 2010).(2)
4.3
Supplemental Indenture, dated as of January 15, 2010, between KKR Financial Holdings LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 15, 2010).(2)
4.4	Form of 7.50% Convertible Senior Note due January 15, 2017 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 15, 2010).(2)
4.5
Indenture, dated as of November 15, 2011, between KKR Financial Holdings LLC and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on November 15, 2011).(2)
4.6
Supplemental Indenture, dated as of November 15, 2011, between KKR Financial Holdings LLC and Wilmington Trust, National Association and Citibank, N.A. (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on November 15, 2011).(2)
4.7	Form of 8.375% Senior Note due November 15, 2041 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on November 15, 2011).(2)
4.8
Second Supplemental Indenture, dated as of March 20, 2012, between KKR Financial Holdings LLC, Wilmington Trust, National Association, as Trustee, and Citibank N.A., as Authenticating Agent, Paying Agent and Security Registrar (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on March 20, 2012).(2)

Exhibit No.	Description of Exhibits
4.9	Form of 7.500% Senior Note due March 20, 2042 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on March 20, 2012).(2)
4.10
Form of 7.375% Series A LLC Preferred Share Global Certificate (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on January 17, 2013).(2)
4.11	Form of certificate evidencing preferred offered hereby.(1)
4.12	Form of deposit agreement (including form of depositary receipt).(1)
4.13	Form of warrant agreement (including form of warrant certificate).(1)
4.14	Form of subscription rights certificate for common shares or preferred shares.(1)
4.15	Form of subscription rights certificate for depositary shares or debt securities.(1)
4.16	Form of indenture governing the debt securities by and between KKR Financial Holdings LLC and Wells Fargo, National Association as Trustee.(3)
4.17	Form of debt securities.(1)
4.18	Form of purchase contract agreement.(1)
4.19	Form of purchase unit agreement.(1)
4.20	Form of pledge agreement relating to purchase contracts or purchase units.(1)
4.21	Form of deposit agreement relating to purchase contracts or purchase units.(1)
5.1	Opinion of Richards, Layton & Finger, P.A.(3)
5.2	Opinion of Simpson Thacher & Bartlett LLP.(3)
8.1	Opinion of Hunton & Williams LLP.(3)
12.1	Computation of Ratios of Earnings to Fixed Charges.(3)
23.1	Consent of Deloitte & Touche LLP.(3)
23.2	Consent of Willkie Farr & Gallagher LLP.(3)
23.3	Consent of Shartsis Friese LLP.(3)
23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).(3)
23.5	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2).(3)
23.6	Consent of Hunton & Williams LLP (included in Exhibit 8.1).(3)
24.1	Power of Attorney (included in signature pages to this Registration Statement).(3)
25.1	Statement of Eligibility of Wells Fargo, National Association on Form T-1 in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.(3)

(1)
To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

(2)
Previously filed.

(3)
Filed herewith.